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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Piper Jaffray Companies
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2017 Proxy Statement

Piper Jaffray
Companies

REALIZE THE POWER OF PARTNERSHIP®

March 29, 2017

Fellow Shareholders:

You are cordially invited to join us for our 2017 annual meeting of shareholders, which will be held on Thursday, May 11, 2017, at 2:00 p.m., Central Time, in the Huber Room on the 12th floor of our Minneapolis headquarters in the U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.

As we look forward to our 2017 annual meeting of shareholders, it is worth reflecting on the year just completed. In 2016, we produced record net revenues for the second consecutive year while making significant progress in continuing to execute on our long-term strategy of growing our businesses with higher margins and lower volatility. The strength that our advisory services and public finance businesses continued to demonstrate in 2016 is an indication of the effectiveness of this strategy as we strengthen our position as one of the leading investment banks serving middle-market clients. We believe that our continuing execution on these strategic initiatives and opportunities will help ensure that our shareholders reap the benefits of our strategy and investments in the years to come.

We are furnishing our proxy materials to you over the Internet, which will reduce our costs and the environmental impact of our annual meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to you, which contains instructions on how to access our proxy statement and annual report and vote online. The Notice of Internet Availability also contains instructions on how to request a printed set of proxy materials.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice of Internet Availability and the proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Andrew S. Duff Chairman and Chief Executive Officer

Notice of Annual Meeting
of Shareholders

May 11, 2017, at 2:00 p.m., local time
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall, Minneapolis, Minnesota

To the Shareholders of Piper Jaffray Companies:

The 2017 annual meeting of shareholders of Piper Jaffray Companies will be held at our corporate headquarters in Minneapolis, Minnesota on Thursday, May 11, 2017 at 2:00 p.m., local time, for the following purposes:

  1.
  The election of nine directors, each for a one-year term.

  2.
  Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the fiscal year ending December 31, 2017.

  3.
  An advisory (non-binding) vote to approve the compensation of the officers disclosed in the attached proxy statement, or say-on-pay vote.

  4.
  An advisory (non-binding) vote to recommend the frequency of future say-on-pay votes.

  5.
  Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

In order to vote on the matters brought before the meeting, you may submit your proxy vote by telephone or Internet, as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement, by no later than 11:59 p.m. Eastern Daylight Time on Wednesday, May 10, 2017. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States. Holders of record of the Company's common stock at the close of business on March 15, 2017 are entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on May 11, 2017

Our proxy statement and 2016 annual report are available at
www.piperjaffray.com/proxymaterials.

By Order of the Board of Directors

John W. Geelan Secretary

March 29, 2017

PROXY STATEMENT

PROXY STATEMENT
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2017

INTRODUCTION

The Board of Directors of Piper Jaffray Companies is soliciting proxies for use at the annual meeting of shareholders to be held on May 11, 2017, and at any adjournment or postponement of the meeting. Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement and our annual report online, is first being mailed to shareholders on or about March 29, 2017.

EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date and Time:	Thursday, May 11, 2017, at 2:00 p.m., local time
Place:	The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, Minnesota 55402
Record Date:	March 15, 2017

Executive Summary

Voting Matters

The Board of Directors recommends you vote FOR each Director Nominee listed in Proposal 1, FOR Proposal 2 and Proposal 3, and ONE YEAR for Proposal 4:

Proposal		Page Reference

1.	Election of Directors	6
	The Board of Directors believes the nine nominees as a group have the experience and skills that are necessary to effectively oversee our company.

2.	Ratification of Selection of Independent Auditor	71
	The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2017.

3.	Advisory (Non-Binding) Vote on Executive Compensation	72
	The Board of Directors is asking shareholders to provide advisory approval of the compensation of the officers disclosed in this proxy statement, or a say-on-pay vote.

4.	Advisory (Non-Binding) Vote on Frequency of Future Say-on-Pay Votes	75
	The Board of Directors is asking shareholders to provide an advisory vote concerning the frequency of future say-on-pay votes.

2016 Performance Highlights

In 2016, we achieved strong operating results, with record adjusted net revenues, adjusted net income, adjusted earnings per share, and adjusted ROE*. Our 2016 performance highlights include:

*
Adjusted net revenues, adjusted net income, adjusted earnings per share, and adjusted ROE (which are used throughout this proxy statement) are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in the Appendix to this proxy statement.

Executive Summary

Board Nominees

The Board of Directors has nominated nine directors for election at the 2017 annual meeting: our CEO and eight other currently serving directors. Seven of these nine directors are independent under New York Stock Exchange Rules. Our Board of Directors has determined that both our CEO and Mr. Frazier, who joined the Board of Directors in connection with our acquisition of Simmons & Company International ("Simmons") in 2016, are not independent. The following table provides summary information on each director nominee. For more detail, please see pages 6 through 11 of this proxy statement.

Andrew S. Duff	William R. Fitzgerald	Michael E. Frazier	B. Kristine Johnson	Addison L. Piper
Chairman and CEO of Piper Jaffray Companies	Chairman and CEO of Ascent Capital Group	Former CEO of Simmons & Company International	President of Affinity Capital Management	Former Chairman and CEO of Piper Jaffray Companies
Chair Governance; Lead Director

Sherry M. Smith	Philip E. Soran	Scott C. Taylor	Michele Volpi
Former Executive VP and CFO of SUPERVALU	Former President, CEO and Director of Compellent Technologies	Executive VP and General Counsel of Symantec	CEO of Praesidiad
		Chair Audit	Chair Compensation

Executive Summary

2016 Compensation Highlights

Following our 2016 annual meeting of shareholders, our Compensation Committee sought to engage with our 25 largest shareholders to solicit their perspectives on our executive compensation program. Following that engagement, our Compensation Committee approved significant changes to our executive compensation program. These changes are as follows:

Compensation Committee Action		Explanation

1.	Decreased the amount of time-vested restricted compensation and increased long-term performance share unit ("PSU") awards.	The Compensation Committee revised the executive compensation program to reduce the amount of annual incentives paid in time-vested restricted compensation, and increase the amount of long-term PSU awards. Beginning with annual incentives for 2017 performance, our named executive officers will receive 50% of their restricted compensation in the form of long-term PSU awards that vest only if certain long-term total shareholder return ("TSR") and adjusted ROE targets are achieved.

2.	Revised PSU award metrics to include: • Adjusted ROE; and • Relative TSR.	The Compensation Committee revised the February 2017 PSU awards to focus on two key metrics: (1) adjusted ROE and (2) relative TSR. Adjusted ROE was selected because increasing our profitability and making efficient use of capital are clear demonstrations of creating shareholder value. Relative TSR was selected because it shows the returns we are providing our shareholders in relation to a broad index of financial services companies.

3.	Capped annual cash incentives for our CEO, CFO, and President.	The Compensation Committee implemented a cap on annual incentives that can be paid in cash to our CEO, CFO, and President at three times their base salaries.

The cap on annual incentives went into effect in our 2016 executive compensation program, and the revised PSU award was first awarded in February 2017. The change outlined above with respect to the decrease in time-vested restricted compensation and increase in long-term PSU awards will first be implemented with respect to annual incentives paid in February 2018 for 2017 performance. In addition to these changes, our 2016 executive compensation program retained our core pay-for-performance philosophy which includes: (1) base salary, (2) annual incentive compensation based on the achievement of a measure of pre-tax operating income, and (3) a long-term incentive award in the form of PSUs that will be earned based on our total and relative shareholder return. The most significant actions taken during 2016 by the Compensation Committee include:

  •
  Base Salaries: The base salaries of our named executive officers have remained unchanged since 2010.

Executive Summary
  •
  Annual Incentive Compensation: We achieved strong operating results in 2016, including record adjusted net revenues and adjusted earnings per share, and we executed against our strategic growth strategy. Even though our profitability was up in 2016 from 2015, our named executive officers' overall annual incentive compensation declined approximately 10.9% from 2015. This was primarily due to our Compensation Committee's decision to exclude a portion of the additional earnings contributed by Simmons during the year from consideration from the annual incentive compensation for those named executive officers that have responsibility over our investment banking and capital markets business. These earnings were excluded to account for the amount of capital that was invested in the business in connection with the Simmons acquisition. Our CEO's annual incentive compensation based on 2016 performance was $3,908,700, resulting in a 3.1% decrease in his annual incentive compensation from 2015. The annual incentive compensation for our other named executive officers ranged from $1,329,750 to $3,425,000. These amounts represented decreases in the annual incentive compensation paid of 2.9% to our CFO, and 16.0% and 25.8% to our global co-heads of investment banking, respectively, and an increase of 10.1% in the annual incentive compensation paid to our head of public finance.

  •
  Long-Term Incentive Awards: Beginning with the February 2017 grant, our PSU award program was revised to include the following performance metrics: (1) adjusted ROE, and (2) relative TSR. The PSU award will be earned by each executive officer only if over the 36-month performance period we achieve a certain adjusted ROE and relative TSR compared to a broad index of financial services companies. Beginning in February 2018, the PSU award will become a more significant vehicle through which we deliver our executive officers' total incentive compensation. The award, which has historically been for a fixed amount, will be granted in lieu of a portion of the restricted compensation currently granted as annual incentive compensation based on business line and overall company profitability and individual performance. This change will effectively reduce annual incentives, and increase the amount of the PSU awards that vest only if certain long-term adjusted ROE and relative TSR metrics are achieved. In May 2016, the Compensation Committee made its final grant of our historical PSU award program, which will vest based on absolute and relative TSR performance metrics. The amount of the PSU awards granted in May 2016 and February 2017 was essentially unchanged from 2015.

PROPOSAL ONE—ELECTION OF DIRECTORS

2017 Nominees for Director

Upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the "Board") has nominated all nine current members of the Board for election at the 2017 annual meeting. These individuals are Andrew S. Duff, William R. Fitzgerald, Michael E. Frazier, B. Kristine Johnson, Addison L. Piper, Sherry M. Smith, Philip E. Soran, Scott C. Taylor and Michele Volpi. Each of the nominees has agreed to serve as a director if elected. Under our majority voting standard and director resignation policy, each nominee will be elected by a majority of the votes cast with respect to that director's election. Any nominee failing to receive a majority will tender his or her resignation to the Board, which shall decide whether to accept or reject the resignation. For more information on our majority voting standard and director resignation policy, please see the section titled "Board of Directors and Corporate Governance—Majority Voting Standard and Director Resignation Policy" below. Proxies may not be voted for more than nine directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board.

The Board of Directors recommends a vote FOR the election of the nine director nominees. Proxies will be voted FOR the election of the nine nominees unless otherwise specified.

The biographies of each of the nominees below includes information regarding the person's service as a director, work experience, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and our Board to determine that the person should serve as a director. Each nominee brings unique capabilities to the Board. The Board believes the nominees as a group have the experience and skills in areas such as senior level management, corporate governance, leadership development, investment banking, asset management, finance and risk management that are necessary to effectively oversee our company. In addition, the Board believes that each of our directors possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership and a commitment to representing the long-term interests of our shareholders.

Proposal One: Election of Directors

Andrew S. Duff Age 59 Director since 2003
Principal Occupation: Mr. Duff has served as chairman and chief executive officer of Piper Jaffray Companies since December 31, 2003. Mr. Duff became chairman and chief executive officer following completion of our spin-off from U.S. Bancorp on December 31, 2003. He has served as chairman of our broker-dealer subsidiary since 2003 and as chief executive officer of our broker-dealer subsidiary since 2000.

Qualifications: Mr. Duff has more than 30 years of experience in the capital markets industry with Piper Jaffray, and has been our chairman and chief executive officer since our spin-off from U.S. Bancorp in 2003. The Board believes he has the knowledge of our company and its business necessary to help formulate and execute our business plans and growth strategies.

Other Previous Directorships:

•

Arctic Cat Inc. (October 2015 to March 2017)

William R. Fitzgerald Age 59 Director since 2014 Piper Jaffray Board Committees: • Audit • Compensation	Principal Occupation: Mr. Fitzgerald has been the chairman and chief executive officer of Ascent Capital Group, Inc. since August 2000. Ascent Capital Group (formerly known as Ascent Media Group) is a publicly traded holding company whose current business operations are conducted through its wholly owned subsidiary, Monitronics, Inc., which offers business and home security alarm monitoring services. In addition, Mr. Fitzgerald previously served as senior vice president of Liberty Media Corporation from July 2000 to December 2012. Mr. Fitzgerald served as executive vice president and chief operating officer for AT&T Broadband (formerly known as Tele-Communications, Inc.) from 1998 to 2000, and as executive vice president, corporate development of TCI Communications, Inc., a wholly-owned subsidiary of Tele-Communications, from 1996 to 1998. Mr. Fitzgerald was previously an investment banking partner with Daniels and Associates (now RBC Capital Markets), and he began his career as a commercial banker at The First National Bank of Chicago.

Qualifications: Mr. Fitzgerald brings to our Board significant management experience from his more than 30 years in the media and telecommunications industries, including his current role as chairman and chief executive officer of Ascent Capital Group. In addition, Mr. Fitzgerald's experience as a partner at a middle-market investment bank and public company director provides valuable experience to our management and to the Board.

Other Current Directorships:

•

Ascent Capital Group,  Inc.

Other Previous Directorships:

•

Expedia, Inc. (March 2006 to December 2012)

•

TripAdvisor, Inc. (December 2011 to February 2013)

Proposal One: Election of Directors

Michael E. Frazier Age 67 Director since 2016
Principal Occupation: Mr. Frazier began with Simmons & Company International, an investment bank specializing in the energy industry, in 1992. He became president of Simmons in 2002, chief executive officer in 2005, and chairman in 2009, and served in those capacities until the closing of our acquisition of Simmons in February 2016. Following the acquisition, Mr. Frazier served as a consultant to Piper Jaffray & Co. under a consulting agreement that terminated on February 26, 2017. Prior to joining Simmons in 1992, Mr. Frazier was actively involved in the exploration and production of oil and gas as an independent operator.

Qualifications: Mr. Frazier has extensive experience in the capital markets industry and in the energy investment banking sector specifically, which we recently entered with our acquisition of Simmons. He also has extensive industry executive management experience as the former chief executive officer of Simmons.

Other Current Directorships:

•

NOW Inc.

B. Kristine Johnson Age 65 Director since 2003 Piper Jaffray Board Committees: • Governance (Chair)	Principal Occupation: Ms. Johnson has been president of Affinity Capital Management, a Minneapolis-based venture capital firm that invests primarily in seed and early-stage healthcare companies in the United States, since 2000. Ms. Johnson previously was employed for 17 years at Medtronic, Inc., a leading medical device manufacturer, serving most recently as senior vice president and chief administrative officer.

Qualifications: Ms. Johnson has extensive experience in both the health care industry and the venture capital business, with the health care industry being one of the primary areas of focus of our investment banking business. Her deep ties to the health care industry and the venture capital business provide the Board with valuable insights and knowledge, both from a client and public company perspective.

Lead Director: Ms. Johnson currently serves as the lead director of our Board.

Other Current Directorships:

•

The Spectranetics Corporation

•

AtriCure, Inc.

Proposal One: Election of Directors

Addison L. Piper Age 70 Director since 2003
Principal Occupation: Mr. Piper worked for Piper Jaffray from 1969 through 2006, serving as chief executive officer from 1983 to 2000 and as chairman from 1988 to 2003. He also served as vice chairman of Piper Jaffray Companies following the completion of our spin-off from U.S. Bancorp, and retired from that role effective at the end of 2006. From 1998 through August 2006, Mr. Piper had responsibility for our venture and private capital fund activities. During his earlier career with Piper Jaffray, he served as assistant equity syndicate manager, director of securities trading, and director of sales and marketing.

Qualifications: Mr. Piper has been a part of our company since 1969, serving in many roles, including chief executive officer. His experience with the company provides deep institutional knowledge as well as a comprehensive understanding of the financial services industry.

Sherry M. Smith Age 55 Director since 2016 Piper Jaffray Board Committees: • Compensation • Governance	Principal Occupation: Ms. Smith served as executive vice president and chief financial officer of SUPERVALU, INC., a grocery wholesaler and retailer, from 2010 to 2013. Prior to that, she held the role of senior vice president of finance from 2005 to 2010, and senior vice president of finance and treasurer from 2002 to 2005.

Qualifications: As a result of her roles at SUPERVALU and the public company boards that she has served on, Ms. Smith has extensive public company financial, accounting, and risk management experience, which provides valuable insight for a director of a publicly traded securities firm such as our company.

Other Current Directorships:

•

Deere & Company

•

Tuesday Morning Corporation

•

Realogy Holdings Corp.

Proposal One: Election of Directors

Philip E. Soran Age 60 Director since 2013 Piper Jaffray Board Committees: • Audit • Governance	Principal Occupation: Mr. Soran served as president, chief executive officer and a director of Compellent Technologies, Inc., a Minnesota-based publicly traded company which he co-founded in March 2002, until its acquisition by Dell Inc. in February 2011. Following the acquisition, he served as the president of Dell Compellent from February 2011 to March 2012. From July 1995 to August 2001, Mr. Soran served as president, chief executive officer and a member of the board of directors of Xiotech, which Mr. Soran co-founded in July 1995. Xiotech was acquired by Seagate in January 2000.

Qualifications: Mr. Soran's experience founding and building technology companies provides strategic guidance to the Board and management, and his experience in the technology industry is valuable to the company as it is a focus area for our investment banking business. He also has extensive management experience as a chief executive officer of a publicly traded company of a similar size to our company. Mr. Soran's perspective as a board member of another publicly traded company also provides valuable insight to the Board.

Other Current Directorships:

•

SPS Commerce,  Inc.

Other Previous Directorships:

•

Hutchinson Technology Incorporated (October 2011 to October 2016)

Scott C. Taylor Age 52 Director since 2014 Piper Jaffray Board Committees: • Audit (Chair) • Compensation	Principal Occupation: Mr. Taylor serves as Executive Vice President and General Counsel for Symantec Corporation, a NASDAQ-listed information security solutions company, a position he has held since August 2008. Mr. Taylor's prior experience includes positions as vice president and general counsel of Phoenix Technologies Ltd. and Narus, Inc. In addition, Mr. Taylor was previously an attorney at Pillsbury Madison and Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP).

Qualifications: Mr. Taylor brings to the Board significant public company legal and governance expertise developed through his experience as general counsel of two publicly traded companies. In addition, his significant executive experience at leading technology companies provides Mr. Taylor with strong knowledge of the technology industry, which is an area of focus for our investment banking business.

Other Previous Directorships:

•

VirnetX Holding Corporation (February 2008 to May 2014)

Proposal One: Election of Directors

Michele Volpi Age 53 Director since 2010 Piper Jaffray Board Committees: • Compensation (Chair)

Principal Occupation: Mr. Volpi has served as the chief executive officer of Praesidiad (formerly Betafence Corporate Services), a global provider of physical security solutions located in Belgium, since November 2011. Prior to joining Praesidiad, Mr. Volpi served as president, chief executive officer, and director of H.B. Fuller Company from December 2006 to November 2010. H.B. Fuller is a publicly traded company that manufactures and markets adhesives and specialty chemical products worldwide.

Qualifications: Mr. Volpi has significant management experience, including from his current position as chief executive officer of Praesidiad and his previous role as president, chief executive officer, and director of H.B. Fuller Company. Mr. Volpi's extensive management experience, including his experience as a chief executive officer of a publicly traded company, provides valuable perspective, insight, and strategic guidance to our management and to the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board conducts its business through meetings of the members of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, and, annually in November, each committee reviews its charter, performs a self-evaluation and establishes a plan for committee activity for the upcoming year. The committee charters are all available on the Investor Relations page of our website at www.piperjaffray.com, under the heading "Corporate Governance," together with our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters.

Codes of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Jaffray must comply with both codes. Both codes are available on the Investor Relations page of our website at www.piperjaffray.com, under the heading "Corporate Governance." We will post on our website at www.piperjaffray.com any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.

Director Independence

Under applicable rules of the New York Stock Exchange, a majority of the members of our Board must be independent, and no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Piper Jaffray. To assist the Board with these determinations, the Board has adopted Director Independence Standards, which are available on the Investor Relations page of our website at www.piperjaffray.com, under the heading "Corporate Governance."

The Board has affirmatively determined, in accordance with our Director Independence Standards, that other than Mr. Frazier, none of our non-employee directors has a material relationship with Piper Jaffray and that each of them is independent. When determining the independence of our independent directors, the Board considered the following types of transactions or arrangements: (i) with respect to Ms. Johnson and Mr. Taylor, the Board considered immaterial commercial relationships involving Piper Jaffray and the director's primary business affiliation; (ii) with respect to Messrs. Piper and Soran and Ms. Smith, the Board considered an immaterial relationship arising solely because an immediate family member is an employee of another company that provides services to the company; (iii) with respect to Messrs. Piper and Taylor and Mses. Johnson and Smith, the Board considered immaterial relationships

Board of Directors and Corporate Governance

between Piper Jaffray and charitable foundations or other non-profit organizations with which each of those directors is associated; (iv) with respect to Ms. Johnson, the Board considered an immaterial commercial relationship (i.e., less than $500) resulting from a trading account Ms. Johnson maintains with Piper Jaffray on the same terms and conditions that apply to other similarly situated clients; and (v) with respect to Ms. Johnson and Mr. Soran, the Board considered their respective investments in one of our investment funds on substantially the same terms as similarly situated investors. All of these relationships are deemed to be immaterial under our Director Independence Standards.

Mr. Duff cannot be considered an independent director under New York Stock Exchange corporate governance rules because he is employed as our chief executive officer. Mr. Frazier cannot be considered an independent director under those same rules because we entered into a consulting agreement with Mr. Frazier in connection with the closing of our acquisition of Simmons in February 2016. This consulting agreement terminated in February 2017.

Board Leadership Structure and Lead Director

Since our spin-off from U.S. Bancorp in 2003, Mr. Duff has served in the combined roles of chairman and chief executive officer. Since 2006, the Board has appointed a lead director of the Board. Ms. Johnson currently serves as the lead director. The lead director has the following duties and responsibilities, as described in our Corporate Governance Principles:

  •
  presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

  •
  serves formally as a liaison between the chief executive officer and the independent directors;

  •
  monitors Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

  •
  monitors information sent to the Board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

  •
  has authority to call meetings of the independent directors; and

  •
  if requested by major shareholders, makes herself available for consultation and direct communication.

The Board believes that Mr. Duff's combined service as chairman and chief executive officer continues to be in the best interests of shareholders and the company given Mr. Duff's perspective and experience, and that the combination of the roles under Mr. Duff provides unified leadership for the Board and the company, with one cohesive vision for our organization. As chairman and chief executive officer, Mr. Duff helps shape the strategy ultimately set by the entire Board and leverages his operational experience to balance growth and risk management. We believe the oversight provided by the Board's independent directors, the work of the Board's committees described below and the coordination between the chief executive officer and the independent directors conducted by the lead director help provide effective oversight of our company's strategic plans and operations. The Board believes having one person serve

Board of Directors and Corporate Governance

as chairman and chief executive officer is in the best interests of our company and our shareholders at this time; however, the Board has no policy with respect to the separation of the offices of chairman and chief executive officer, and the Board believes the determination of whether to combine the roles of chairman and chief executive officer is a part of the succession planning process, which the Board oversees.

Majority Vote Standard and Director Resignation Policy

Our amended and restated bylaws (the "bylaws") provide for a majority voting standard in uncontested director elections. Each nominee in an uncontested election will be elected by the vote of a majority of the votes cast with respect to that director's election. For these purposes, a majority of votes cast means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. "Abstentions" and "broker non-votes" will not be counted as votes cast either "for" or "against" a director's election. Contested director elections will continue to be decided by a plurality vote. Our bylaws require any director nominee failing to receive a majority of the votes cast in an uncontested director election to promptly tender his or her resignation to the Board. Within 90 days of certification of the election results, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken, and the Board will publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation. For additional information regarding the majority voting standard, see Article II, Section 2.3 of our bylaws.

Board Involvement in Risk Oversight

The company's management is responsible for defining the various risks facing the company, formulating risk management policies and procedures, and managing the company's risk exposures on a day-to-day basis. The Board's responsibility is to monitor the company's risk management processes by informing itself concerning the company's material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible for defining or managing the company's various risks. The Board has allocated responsibility for oversight of specific risks between itself and its committees as provided below. Management regularly reports to each committee and the Board concerning the specific risks it oversees. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

  •
  Board of Directors—The entire Board is responsible for oversight of our major risk exposures related to our corporate strategy.

  •
  Audit Committee—The Audit Committee is responsible for oversight of our risk assessment and management framework, and in that role oversees management's processes for identifying and evaluating our major risks, and the policies, procedures, and practices employed by management to govern the risk assessment and risk management framework. The Audit Committee is also responsible for oversight of the major risk exposures in the areas of market risk, credit risk, liquidity risk, legal and regulatory risk, operational risk, and human capital risks relating to misconduct and fraud.

Board of Directors and Corporate Governance
  •
  Compensation Committee—The Compensation Committee is responsible for oversight of our major risk exposures relating to compensation, organizational structure, and succession.

  •
  Nominating and Governance Committee—The Nominating and Governance Committee is responsible for overseeing the Board of Directors' committee structures and functions as they relate to risk oversight.

Meetings of the Non-Employee and Outside Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Mr. Duff and other members of management do not participate. Our independent directors meet regularly in executive session without Messrs. Duff and Frazier, the only non-independent directors under New York Stock Exchange rules. Ms. Johnson, our lead director, serves as the presiding director at executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of that committee.

Committees of the Board

We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below shows the current membership of these committees:

Messrs. Duff, Frazier, and Piper do not currently serve on any of the committees of the Board.

Board of Directors and Corporate Governance

  Audit Committee

The Audit Committee's purpose is to oversee the integrity of our financial statements, the independent auditor's qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements.

The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. In connection with the Audit Committee's determination of whether to retain the independent auditor or engage another firm as our independent auditor, the Audit Committee annually reviews the independent auditor's performance and independence, taking into consideration the following:

  •
  the quality of the Audit Committee's ongoing discussions with the independent auditor;

  •
  management's perceptions of the independent auditor's expertise and past performance;

  •
  the appropriateness of fees charged; and

  •
  the independent auditor's independence qualification, including the independent auditor's provision of any permissible non-audit services and the related fees received for such services, as further described below in the section titled "Audit Committee Report and Payment of Fees to our Independent Auditor—Auditor Fees".

In addition, as discussed above, the Audit Committee is responsible for oversight of our risk assessment and management framework, and in that role oversees management's processes for identifying and evaluating our major risks, and the policies, procedures, and practices employed by management to govern the risk assessment and risk management framework. The Audit Committee is also responsible for oversight of the major risk exposures in the areas of market risk, credit risk, liquidity risk, legal and regulatory risk, operational risk, and human capital risks related to fraud and misconduct.

The Audit Committee also meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in the proxy statement.

The responsibilities of the Audit Committee are more fully described in the Committee's charter. The Audit Committee met ten times during 2016. The Board has determined that all members of the Audit Committee are independent (as that term is defined in the applicable New York Stock Exchange rules and in regulations of the Securities and Exchange Commission), that all members are financially literate and have the accounting or related financial expertise required by the New York Stock Exchange rules, and that Mr. Taylor qualifies as an "audit committee financial expert" as defined by regulations of the Securities and Exchange Commission.

  Compensation Committee

The Compensation Committee discharges the Board's responsibilities relating to compensation of the executive officers and ensures that our compensation and employee benefit programs are aligned with our compensation and benefits philosophy. These responsibilities also include reviewing and

Board of Directors and Corporate Governance

discussing with management whether the company's compensation arrangements are consistent with effective controls and sound risk management, and overseeing our major risk exposures relating to compensation, organizational structure, and succession. The Committee has full discretion to determine the amount of compensation to be paid to the executive officers. The Committee also has sole authority to evaluate the chief executive officer's performance and determine the compensation of the chief executive officer based on this evaluation. The Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to our non-employee directors, for reviewing and approving the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and for discharging any duties under the terms of these plans.

The Committee has delegated authority to our chief executive officer under our Amended and Restated 2003 Annual and Long-Term Incentive Plan (the "Incentive Plan") to allocate awards to employees (other than our executive officers) in connection with our annual restricted stock grants made in the first quarter of each year (as part of the payment of incentive compensation for the preceding year). Under this delegated authority, the Committee approves the aggregate amount of equity to be awarded to all employees other than executive officers, and the chief executive officer approves the award recipients and specific amount of equity to be granted to each recipient. All other terms of the awards are determined by the Committee. The Committee also has delegated authority to the chief executive officer to grant restricted stock awards to employees other than executive officers in connection with recruiting and retention. This delegation permits the chief executive officer to determine the recipient of the award as well the amount of the award, subject to an annual share limitation set by the Committee each year. All awards granted pursuant to this delegated authority must be made in accordance with our equity grant timing policy described below in "Compensation Discussion and Analysis—Compensation Policies—Equity Grant Timing Policy." All other terms of the awards are determined by the Committee.

The work of the Committee is supported by our human capital department, primarily through our chief human capital officer, our finance department, primarily through our chief financial officer, and by our legal department, primarily through our general counsel and assistant general counsel, who prepare and present information and recommendations for review and consideration by the Committee. These personnel work closely with the Committee chair and, as appropriate, our chief executive officer. For more information, refer to the section below titled "Compensation Discussion and Analysis—How Compensation Decisions are Made—Involvement of Executive Officers."

The Compensation Committee has sole authority to engage, retain, and terminate independent compensation consultants, and has retained Frederic W. Cook & Co., to provide strategic planning, market context, and general advice to the Committee with respect to executive compensation, as described below under "Compensation Discussion and Analysis—How Compensation Decisions are Made—Compensation Consultant."

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee's charter. For more information regarding the Committee's process in setting compensation, please see "Compensation Discussion and Analysis—How Compensation Decisions are Made" below. The Compensation Committee met eight times during 2016. The Board has determined that all members of the Compensation Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Board of Directors and Corporate Governance

  Nominating and Governance Committee

The Nominating and Governance Committee identifies and recommends individuals qualified to become members of the Board and recommends to the Board sound corporate governance principles and practices for Piper Jaffray. In particular, the Committee assesses the independence of our Board members, identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings, recommends qualified members of the Board for membership on committees, oversees the director orientation and continuing education programs, reviews the Board's committee structure, reviews and assesses the adequacy of our Corporate Governance Principles, and oversees the annual evaluation process for the chief executive officer, the Board, and Board committees. With respect to risk oversight, the Nominating and Governance Committee is responsible for overseeing the Board's committee structures and functions as they relate to risk oversight. The Nominating and Governance Committee also oversees administration of our related person transaction policy and reviews the transactions submitted to it pursuant to such policy. The responsibilities of the Nominating and Governance Committee are more fully described in the Committee's charter. The Nominating and Governance Committee met eight times during 2016. The Board has determined that all members of the Nominating and Governance Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

    Annual Board Evaluation Process

The Nominating and Governance Committee oversees the Board's annual evaluation process. In connection with this process, every year our lead director interviews each director and members of management concerning the effectiveness of the Board and its committees, including in the areas of strategic prioritization, risk oversight, engagement, and management accountability. Our lead director then reviews and discusses information from these interviews with the Board and its committees. Each of our committee chairs includes any feedback received concerning the committee in its annual self-evaluation, which is discussed by each committee at its final meeting of the year. The results of each committee's self-evaluation are reported to the full Board of Directors at its final meeting of the year.

Meeting Attendance

Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board held seven meetings during 2016. Each of our directors attended at least 75% of the meetings of the Board and the committees on which he or she served during 2016, with the directors collectively attending 97.9% of the aggregate number of the meetings held by the Board of Directors and the committees on which they served during the year. All but one of our directors attended our 2016 annual meeting of shareholders.

Procedures for Contacting the Board of Directors

The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000,

Board of Directors and Corporate Governance

Mail Stop J12NSH, Minneapolis, Minnesota 55402. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.

Procedures for Selecting and Nominating Director Candidates

The Nominating and Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies on the Board that arise between shareholder meetings must timely provide the Nominating and Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Mail Stop J12NSH, Minneapolis, Minnesota 55402.

Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of our bylaws, and with the rules and regulations of the Securities and Exchange Commission. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year's annual meeting of shareholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise, experience as a director of a public company, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, gender, and ethnicity. Based on these factors and the qualifications and background of each director, the Board believes that its current composition is diverse. As indicated above, diversity is one factor in the total mix of information

Board of Directors and Corporate Governance

the Board considers when evaluating director candidates. The Committee will reassess the qualifications of a director, including the director's attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

During 2016, non-employee directors participated in our non-employee director compensation program. Our non-employee director compensation program provides for the annual payments described in the table below.

Annual Compensation for Non-Employee Directors for 2016

Board Service	• $60,000 cash retainer • $70,000 grant of shares of our common stock

Service on a Committee	• Audit—$10,000 cash retainer • Compensation—$5,000 cash retainer • Governance—$5,000 cash retainer

Service as a Committee Chair	• Audit—$25,000 cash retainer • Compensation—$15,000 cash retainer • Governance—$15,000 cash retainer

Service as Lead Director	• $20,000 cash retainer

Observer Fees	• $1,000 cash per committee meeting attended on which director does not serve

A director that receives fees for service as a chairperson of a committee does not receive fees for membership on that committee. Non-employee directors who join our Board after the first month of a calendar year are paid a pro rata annual retainer based on the period they serve as a director during the year. The non-employee director compensation program also provides that a non-employee director will receive a one-time $60,000 grant of shares of our common stock on the date of the director's initial election or appointment to the Board. The annual grant of $70,000 of shares of our common stock is made on the day of our annual meeting to all directors whose service continues after that date. All equity awards granted to our non-employee directors are granted under the Incentive Plan.

In 2016, all of our non-employee directors other than Mr. Frazier participated in the non-employee director compensation program. Mr. Frazier did not participate because he was party to a consulting agreement with Piper Jaffray & Co. That consulting agreement ended on February 26, 2017, and Mr. Frazier began receiving compensation for his Board service under our non-employee director compensation program beginning on March 1, 2017.

Our non-employee directors may participate in the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company. The plan permits our non-employee directors to defer all or a portion of the cash payable to them and shares of common stock granted to them for service as a director of Piper Jaffray for any calendar year. All cash amounts and share grants deferred by a participating director are credited to a recordkeeping account and deemed invested in phantom shares of our common stock as of the date the deferred fees otherwise would have been paid or the shares otherwise would have been issued to the

Board of Directors and Corporate Governance

director. Any dividends that we pay on our common stock are also credited as additional phantom shares to the directors' recordkeeping accounts based on the closing price of our common stock on the New York Stock Exchange on the date the dividend is paid. No shares of common stock are reserved, repurchased or issued until the director's service ceases. Following the last day of the year in which the director's service ceases, the director will receive a share of our common stock for each phantom share in their recordkeeping account.

Non-employee directors may participate in our charitable gift matching program, pursuant to which we will match a director's gifts to eligible organizations dollar for dollar from a minimum of $25 up to an aggregate maximum of $1,500 per year. Employees or consultants of Piper Jaffray who also serve as directors receive compensation for their service as employees or consultants, but they do not receive any additional compensation for their service as directors.

Non-Employee Director Compensation for 2016

The following table contains compensation information for our non-employee directors for the year ended December 31, 2016.

	Fees Earned or Paid in Cash
Director	Annual Retainer ($)		Additional Retainer and Meeting Fees ($)		Stock Awards(1)(2) ($)		All Other Compensation(3) ($)	Total ($)
William R. Fitzgerald	60,145	(4)	13,275	(4)(5)	70,029	(4)	1,500	144,949
B. Kristine Johnson	60,000		35,000		70,029		1,500	166,529
Addison L. Piper	60,000		18,000		70,029		1,500	149,529
Sherry M. Smith	55,738	(6)	14,585	(7)	130,051	(4)(8)	—	200,374
Philip E. Soran	60,000		15,000		70,029		1,500	146,529
Scott C. Taylor	60,000		24,878		70,029		—	154,907
Michele Volpi	60,000		15,000		70,029		1,500	146,529

(1)
Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)
Our non-employee directors hold no outstanding stock option awards.

(3)
Consists of charitable matching contributions made by Piper Jaffray in the amount of $1,500.

(4)
These amounts were deferred pursuant to the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors.

(5)
Reflects a pro rata portion of the additional annual cash retainer for the portion of the year that Mr. Fitzgerald served on the Nominating and Governance and Compensation Committees (January 1, 2016 through May 4, 2016), and Audit and Compensation Committees (May 5, 2016 through December 31, 2016).

(6)
Reflects a pro rata portion of the annual cash retainer for the portion of the year Ms. Smith served on the Board (January 27, 2016 through December 31, 2016).

(7)
Reflects a pro rata portion of the additional annual cash retainer for the portion of the year that Ms. Smith served on the Nominating and Governance and Compensation Committees (May 5, 2016 through December 31, 2016).

(8)
Reflects an initial grant of stock of $60,000 on the date of Ms. Smith's election to the Board (January 27, 2016) in addition to the annual equity grant made on May 4, 2016.

Compensation Discussion and Analysis

In 2016, we achieved record adjusted net revenues of $736 million. We also enjoyed strong profitability with adjusted earnings per share of $4.69, an 11% increase from 2015, and an adjusted ROE of 9.2%. These results reflect the diversified nature of our business and the strong performance by our advisory services (i.e., mergers and acquisitions) and public finance businesses, which are two higher margin businesses that we have targeted for growth over the past few years through selective hiring, internal development, and strategic acquisitions. The strength of these businesses led to record years for each and helped to offset challenging markets for our equity financing and asset management businesses. Our adjusted results exclude an $82.9 million non-cash goodwill impairment charge that we took during the year in our Asset Management segment, as well as the costs of amortization of intangible assets related to acquisitions, restructuring and acquisition integration costs, and acquisition-related compensation costs primarily resulting from our acquisition of Simmons.*

Highlights of 2016 Financial Performance

The following are the key aspects of our 2016 financial performance considered by our Compensation Committee when determining executive officer compensation for 2016:

Adjusted Net Revenues ($M)	Adjusted Earnings Per Share

Adjusted ROE	Total Shareholder Returns (TSR) (as of 12/31/2016)

*
Adjusted net revenues, adjusted net income, adjusted earnings per diluted common share, and adjusted return on average common shareholders' equity (which are used throughout this proxy statement) are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in the Appendix to this proxy statement.

Executive Compensation: Compensation Discussion and Analysis
  •
  We generated record adjusted net revenues of $736.3 million, which represents 71% growth since 2011. Importantly, this revenue growth primarily has occurred in our higher margin businesses of advisory services and public finance, a key component of our strategy to shift our business mix to these areas. These businesses, together with asset management, comprised 65% of our adjusted net revenues in 2016.

  •
  We achieved record adjusted net income of $72.6 million, adjusted earnings per share of $4.69, and adjusted ROE of 9.2%, demonstrating the operating leverage in our business from both the higher absolute revenue level we produced and the shift in the mix of these revenues to our higher-margin businesses of advisory services and public finance.

  •
  Our advisory services and public finance businesses both had record years and helped to offset challenging markets for our equity financing and asset management businesses. Our advisory services business achieved $305 million in revenues in 2016 due to strong results from our healthcare and consumer franchises and from meaningful contributions from our expansion into the energy sector through our acquisition of Simmons, and the financial institutions sector, primarily through organic hiring efforts. Our public finance business achieved debt financing revenues of $115 million in 2016, largely as a result of its focused efforts to build a broad and diversified public finance franchise through geographic and sector expansion.

Importantly, we took several steps in 2016 to execute on our recent organic growth efforts and strategic acquisitions, such as Simmons. Our execution on these initiatives in 2016 drove record adjusted net revenues and adjusted earnings per share. At the end of 2016, our one-, three-, and five-year total shareholder returns ("TSR") were the highest among the peer group that we use for compensation purposes. We believe that the strategy that we set in 2011, which has focused on operating discipline, investment in our higher margin businesses, and execution on opportunistic strategic acquisitions and investments, will continue to drive strong returns for our shareholders.

Named Executive Officers

Throughout this proxy statement, we refer to our chief executive officer ("CEO"), chief financial officer ("CFO"), and each of our three other most highly compensated executive officers for 2016, as the "named executive officers." In addition to our CEO and CFO, this group includes Chad R. Abraham and R. Scott LaRue, our global co-heads of investment banking and capital markets, and Frank E. Fairman, our head of public finance.

Executive Compensation Program

Based on feedback that we received from shareholders during 2016, our Compensation Committee has approved significant changes to our executive compensation program that are described later in this proxy statement. Some of these changes have been implemented with respect to 2016 compensation, and the remaining changes will be implemented with respect to 2017 compensation. These changes are not fully reflected in the compensation paid to our executive officers for 2016 performance and reported in this proxy statement because our 2016 executive compensation program was established prior to the May 2016 annual meeting of shareholders.

Executive Compensation: Compensation Discussion and Analysis

In 2016, our executive compensation program consisted primarily of three elements: base salary, annual incentive compensation, and long-term incentive awards in the form of long-term performance share units ("PSUs").

Elements of Our 2016 Executive Compensation Program

Base Salary	+	Annual Incentive Compensation	+	PSUs	=	Annual Compensation
Market-competitive set amount (unchanged since 2010)		Pay for performance based on profitability and individual performance		Vest only if certain performance metrics achieved
Base Salary	Base salaries have not changed since 2010. Salaries provide a market-competitive set amount of cash compensation for each executive that is not variable.
Annual Incentive Compensation
Our annual incentive program directly aligns our executive officers' annual incentive pay with our pre-tax, pre-profit provision income, a measure of our profitability. Increasing our profitability is a key objective for us as we seek to maximize long-term value for our shareholders. While our pre-tax, pre-profit provision income was up approximately 4.3% in 2016, the total annual incentive compensation paid to our named executive officers was down approximately 10.9% from 2015, reflecting the impact of the discretion exercised by our Compensation Committee based on business line and individual performance. Annual incentive compensation is paid in a mix of cash and restricted compensation.
Long-Term PSU Awards
Our PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by directly tying the value of the award to certain long-term performance metrics. Beginning with our February 2017 grant, our PSU award program has been revised to include (1) an adjusted ROE, and (2) a relative TSR performance metric. The PSU award will be earned only if over the 36-month performance period we achieve a certain adjusted ROE and relative TSR compared to a broad index of financial services companies. In May 2016, our Compensation Committee made its final grant under our historical PSU award program, which vested based on absolute and relative TSR performance metrics. The amount of each of the May 2016 and February 2017 PSU grant was essentially unchanged from 2015.

Executive Compensation: Compensation Discussion and Analysis

  Overview of Changes to Executive Compensation Program

At the May 2016 annual meeting of shareholders, our say-on-pay proposal received the support of approximately 72% of the votes cast either in favor of, or against, the proposal. From 2013 through 2015, our say-on-pay proposal had received the support of over 97% of the votes cast. In response to the lower level of shareholder support received in 2016, our Compensation Committee (referred to as the "Committee" in this Compensation Discussion and Analysis) sought to engage with our shareholders to determine their concerns with our executive compensation program.

During 2016, we sought out meetings with our 25 largest institutional shareholders representing approximately 50% of our outstanding shares as well as one of the largest proxy advisory firms. Our CFO, Chief Strategy Officer, Chief Human Capital Officer, and General Counsel participated in these meetings. The summary below highlights the key themes that we heard from our shareholders, and the actions that the Committee has taken as a result:

Shareholder Feedback	Compensation Committee Action	Outcome

Annual Incentives: Overall, the compensation program design places too much emphasis on short-term performance through annual incentives and not enough on long-term performance.	Decreased time-vested restricted compensation and increased long-term PSU awards.	The Committee revised the executive compensation to reduce the amount of annual incentives paid in time-vested restricted compensation and increase the amount of long-term PSU awards. Beginning with compensation for 2017 performance (which will be granted in February 2018), our named executive officers will receive 50% of their restricted compensation in the form of long-term PSU awards that vest only if certain long-term TSR and adjusted ROE targets are achieved.

PSU Program Metrics: The long-term PSU awards should use more than TSR as the sole performance metric.	Revised PSU award performance metrics to include: 1. Adjusted ROE 2. Relative TSR	The Committee revised the February 2017 PSU award to focus on two key metrics: (1) adjusted ROE and (2) relative TSR. Adjusted ROE was selected because increasing profitability and making efficient use of capital are key priorities for our company. Relative TSR was selected because it shows the returns we are providing our shareholders in relation to a broad index of financial services companies.

Cap on Cash Incentives: There should be a cap on the amount of annual incentives that can be paid to executive officers in cash.	Capped annual cash incentives for our CEO, CFO, and President.	The Committee implemented a cap on annual incentives that can be paid in cash to our CEO, CFO, and President at three times of their base salaries, beginning with incentives paid in February 2017 for 2016 performance.

Executive Compensation: Compensation Discussion and Analysis

The Committee's objective in implementing the changes described above was to respond to the feedback it received during the 2016 shareholder engagement process and further strengthen our pay-for-performance philosophy by designing an executive compensation program that incentivizes strong financial performance, attracts and retains the most talented people who are committed to the long-term success of our company, and is supported by our shareholders. The Committee believes the changes it has made, which are discussed in further detail below, will achieve this objective.

  Changes to Annual Incentive Program

Our annual incentive program has historically used a measure of pre-tax operating income as the performance goal in determining our executive officers' annual incentive compensation. Our annual incentive program's emphasis on profitability, which is a similar focus for our financial services industry peers, means that changes in annual incentives are directly related to changes in our profitability. This design incentivizes our executive officers to increase the profitability of their business lines and of the company overall, which the Committee believes will maximize long-term returns for our shareholders.

Of the annual incentives that are awarded to our executive officers for our profitability, a portion is paid in cash and a portion is paid in time-vested restricted compensation. Of this time-vested restricted compensation, 50% is paid in restricted shares of our common stock. This restricted compensation vests ratably over three years. By paying a portion of annual incentives in time-vested restricted stock, our executive officers are incentivized to achieve long-term returns for our shareholders, as the value of the restricted stock that vests is tied to the performance of our stock price.

Shareholder feedback received:

During our 2016 engagement with shareholders, some shareholders expressed the view that the annual incentive program, which is based on profitability, outweighed our long-term PSU program, which since 2012 has been based on (1) absolute TSR and (2) relative TSR. Their concern with the design of our program was that the proportionally greater amount that executive officers can receive through the annual incentive program versus the long-term PSU program might place too much emphasis on short-term profitability and not enough on long-term performance.

Compensation Committee action:

The Committee determined to decrease the amount of compensation paid out in annual incentives in the form of time-vested restricted compensation (including stock), and to increase the amount of the long-term PSU awards made to our executive officers. Although we view the time-vested restricted compensation to be performance granted because it is based on annual profitability, the Committee determined to increase the amount of compensation received in the form of long-term PSU awards that will vest only if certain performance metrics are achieved, which beginning with the February 2017 grant are (1) adjusted ROE and (2) relative TSR.

Executive Compensation: Compensation Discussion and Analysis

The effect of this change is illustrated by the graphic below:

2016 Annual Incentive Program (paid in February 2017)

2017 Annual Incentive Program (to be paid in February 2018)

  Changes to Annual Cash Incentives

Under our executive compensation program, as our profitability increases, so too does our executive officers' annual incentive compensation. Between 45 and 60% (depending on the executive officer) of each executive officer's annual incentive compensation is paid in restricted compensation, which is made up of time-vested stock and other time-vested compensation that vests ratably over three years. The remaining 40 to 55% of an executive officer's annual incentive compensation is paid in cash.

Shareholder feedback received:

During our 2016 engagement with shareholders, some shareholders expressed the view that the amount of cash that can be paid to executive officers should be capped.

Compensation Committee action:

The Committee has determined to cap the amount of annual cash incentives that can be paid to our CEO, CFO, and President at three times their base salaries. The Committee made this change after reviewing market-competitive practices within the financial services industry, and believes it appropriately caps the amount of annual incentives paid in cash to those executive officers most responsible for our company's overall financial performance. This change was implemented for annual incentives for 2016 performance, which were paid in February 2017.

Executive Compensation: Compensation Discussion and Analysis

  Changes to Long-Term PSU Program

In 2012, the Committee implemented a long-term performance share unit award, or PSU award, which vested only if certain (1) absolute TSR, and (2) relative TSR metrics were achieved during the three-year performance period covered by the award. The Committee implemented the PSU award in order to provide additional long-term incentive compensation to executive officers for achieving certain levels of long-term returns for shareholders. Since 2012, the PSU award program has evolved from its beginning as a means for providing additional long-term incentive compensation for delivering significant returns to shareholders, to become a central component of our executive compensation program and the pay-for-performance philosophy that drives the Committee's determinations of overall executive compensation.

Shareholder feedback received:

During our 2016 engagement with shareholders, some shareholders expressed the view that the absolute TSR metric might not be as relevant to our long-term performance as an operating performance metric aligned with our strategic objectives.

Compensation Committee action:

The Committee has determined to eliminate the absolute TSR performance metric, and to have PSU awards, beginning with the February 2017 grant, vest based on the following metrics: (1) adjusted ROE, and (2) relative TSR. 50% of the PSU award will be tied to each metric. The Committee added adjusted ROE to the award because increasing our profitability and making efficient use of capital are key priorities for our company, and management and the Board uses adjusted ROE to inform its strategic decision-making process. Relative TSR was selected because it shows the returns we are providing our shareholders in relation to a broad index of financial services companies. The vesting thresholds of the metrics (which are described later on in this proxy statement) are intended to be challenging, and to incentivize our executive officers to make strategic and business decisions that will increase our long-term adjusted ROE and provide superior returns to our shareholders.

Executive Compensation: Compensation Discussion and Analysis

Our Compensation Practices Demonstrate Sound Governance

Our compensation practices demonstrate sound corporate governance. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders. Our executive compensation program currently includes:

	What we do:		What we do NOT do:
✓	Annual incentives directly tied to our pre-tax, pre-profit provision income, a measure of our profitability;	X	No stand-alone change-in-control agreements;
✓	Starting in 2017, long-term PSU awards directly tied to (1) adjusted ROE, a key operating performance metric, and (2) returns generated for our shareholders as measured by relative TSR;	X	No employment agreements with our executives;
✓	Meaningful annual restricted compensation granted in lieu of—not in addition to—annual cash incentives;	X	No repricing of underwater stock options;
✓	Stock retention guidelines for executive officers and directors, supplemented with an anti-hedging policy;	X	No excessive perquisites; and
✓	"Double trigger" change-in-control provision for all equity awards; and	X	No tax gross-ups, other than in the case of certain tax equalization or relocation expenses, consistent with firm-wide policies.
✓	Clawback policy to recover incentive compensation in certain circumstances.

Executive Compensation: Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward corporate performance annually and over the long term, as measured by increasing shareholder value. Compensation also must be internally equitable and externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders, while meeting the following core objectives:

Core Compensation Principles and Objectives

Principle	Objectives	How We Achieved These Objectives

• Drive Profitability

Most of the total compensation paid to our named executive officers is based on our pre-tax, pre-profit provision income. Beginning in 2017, half of the PSU award will be earned only if our adjusted ROE meets certain benchmarks.

Pay for Performance	• Drive Shareholder Returns

Beginning in February 2017, our executive officers are granted a PSU award which vests only if we achieve certain levels of (1) adjusted ROE, and (2) relative TSR over a three-year performance period from the date of grant.

• Demonstrate Leadership

Our named executive officers' performance is also measured against defined objectives in areas such as strategic initiatives, business performance, leadership effectiveness, and internal talent development.

Sustain and Strengthen	• Attract Talent

Because our business is highly competitive and relies on the talents and efforts of our employees, our compensation program is designed to be competitive to allow us to attract the most talented people who are committed to the long-term success of our company.

the Franchise	• Retain Talent

Our success drives the compensation realized by our executive officers, both in the form of increased incentive compensation paid and in appreciation of the company's stock price, which makes up a significant portion of our executive officers' annual incentive compensation in the form of time-vested restricted stock.

Align Risk and Reward	• Foster Balanced Risk- Taking

We use a mix of compensation components—base salary, annual incentives and long-term incentives—to create an environment that encourages increased profitability for the company without undue risk-taking. We also have an incentive compensation recovery policy that allows the Committee to recover incentive compensation under certain circumstances.

Align Employees with Shareholders	• Encourage Equity Ownership

We use equity ownership to directly align the interests of our executive officers with those of our shareholders in creating long-term shareholder value. A significant portion of annual incentives are paid in restricted shares of our common stock, and each executive officer is subject to our stock retention guidelines that requires them to hold at least 50% of all company stock granted them while they are an executive officer.

Executive Compensation: Compensation Discussion and Analysis

How Compensation Decisions are Made

The Committee is responsible for approving the compensation paid to our executive officers and ensuring it meets our compensation objectives. With respect to our CEO, the Committee has sole responsibility for evaluating performance and determining his compensation. In doing so, the chairperson of the Committee solicits evaluation input from each member of the Board of Directors, and also leads a discussion of the full Board reporting on the results of the annual evaluation and reviewing the chief executive officer's self-evaluation.

At the beginning of each year, the Committee approves the amount of incentive compensation to be paid to our executive officers in recognition of prior-year performance, approves their base salaries for the current year if there are changes and establishes performance goals under an annual incentive program, which has historically been our pre-tax, pre-profit provision income. Subject to limits on the compensation that may be paid under the annual incentive program (as described below under "Executive Compensation Program—2016 Annual Incentive Compensation"), the Committee has full discretion to determine the amount of compensation to be paid to the executive officers.

  Involvement of Executive Officers

The work of the Committee is supported by our human capital department, our finance department, and our legal department. Our Chief Human Capital Officer, CFO, and General Counsel, with input from the CEO, prepare and present information and recommendations for review and consideration by the Committee, including:

  •
  The performance goals to be established under the annual incentive program, which has historically been our a measure of our pre-tax, pre-profit provision income;

  •
  Financial information for the company and each business unit reviewed in connection with executive compensation decisions;

  •
  The firms considered in the compensation peer group and financial and compensation data for those firms (including total shareholder return for those firms as compared to the company);

  •
  The performance evaluations and compensation recommendations for the executive officers;

  •
  Tally sheets specifying each element of compensation paid to the executive officers for the current and prior year and reflecting total proposed compensation and potential compensation under various scenarios; and

  •
  The evaluation and compensation process to be followed by the Committee.

  Compensation Peer Group

The Committee and its independent compensation consultant, with input from management, annually identify a compensation peer group of firms with which we compete for executive talent. As a middle-

Executive Compensation: Compensation Discussion and Analysis

market, full-service investment bank with asset management operations, we believe there are few other companies that are directly comparable to Piper Jaffray. Our peer group includes companies primarily consisting of investment banks with revenues and market capitalizations similar to ours, while including representation of companies with asset management operations, which are an important portion of our business. Our peer group for 2016 was expanded by two companies: Moelis & Co., and Houlihan Lokey, Inc. Our 2016 peer group consisted of the following companies, each of whom we believe are direct competitors for talent in some aspect of our business:

2016 Peer Group
Cowen Group, Inc.	JMP Group LLC
Evercore Partners Inc.	Lazard Ltd.
FBR & Co.	Moelis & Co.
Greenhill & Co.	Oppenheimer Holdings Inc.
Houlihan Lokey, Inc.	Stifel Financial Corp.

We also use data from external market surveys reflecting a broad number of firms within our industry (including members of our peer group), and we may review publicly available data for similar companies that are not direct competitors to address issues we may encounter obtaining compensation information for executives holding positions comparable to our executive officers. The external market surveys that we used for 2016 were prepared by McLagan Partners and generally related to our industry and sub-sectors within our industry. We also used the surveys to gather market data outside of our industry in the corporate support area. This peer group and market data is an important factor considered by the Committee when setting compensation, but it is only one of multiple factors considered by the Committee, and the amount paid to each executive may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Committee deems important. As such, the Committee uses peer group and market survey information to put the total compensation proposed to be paid to each named executive officer in context of pay ranges for like positions at similar companies and to confirm that any variances from market norms are justified in light of the specific circumstances of our named executive officers.

  Compensation Consultant

The Committee engaged Frederic W. Cook & Co., Inc. ("FWC") as its independent compensation consultant for 2016. The Committee considers advice and recommendations received from FWC in making executive compensation decisions. FWC does not provide services to us other than the advice it provides to the Committee and FWC has advised the Committee that the fees and direct expenses received from us during 2016 were less than 1% of FWC's consulting income for the period. FWC also has advised us that neither it nor, to its knowledge, any member of its consulting team serving the Committee owns any shares or other securities of Piper Jaffray. After considering the foregoing, as well as FWC's conflict of interest policies and procedures and the lack of known business and personal relationships between FWC, its team members serving the Committee and the members of the Committee and our executive officers, the Committee concluded that FWC's work for the Committee does not raise any conflict of interest concerns.

Executive Compensation: Compensation Discussion and Analysis

  Say-on-Pay

At our 2016 annual meeting of shareholders, our say-on-pay proposal received "for" votes that represented approximately 72% of the aggregate number of shares that voted "for" and "against" the proposal. Based on this result, the Committee sought out engagement with our top 25 shareholders representing approximately 50% of the shares that voted on the proposal. Based on the feedback it received from our shareholders during 2016, the Committee approved significant changes to our executive compensation program. A full description of the changes are described above under "—Overview of Changes to Executive Compensation Program."

Clawback Policy

Our Board of Directors has adopted a clawback policy that allows the Committee to recover incentive compensation from any current or former executive officer if that executive officer engages in intentional misconduct that caused or contributed to noncompliance with a financial reporting requirement under the federal securities laws which requires the company to file an accounting restatement with the Securities and Exchange Commission (the "SEC"). If the Committee seeks to recover incentive compensation following an accounting restatement, the amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned based on the restated financial results as determined by the Committee. In addition, regardless of whether there is an accounting restatement, the Committee may recover incentive compensation from a current or former executive officer if that executive officer engages in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the company's financial results as filed with the SEC. The incentive compensation recoverable in this circumstance will be based on the Committee's determination of the harm caused by the executive officer's conduct and the incentive compensation awarded to the officer with a vesting or performance period during which the conduct took place.

Executive Compensation: Compensation Discussion and Analysis

  2016 Named Executive Officer Compensation Overview

The table below shows the base salary, annual incentive compensation, and fair value of the long-term incentive award PSU grants that were paid or awarded to each named executive officer in connection with the 2016 executive compensation program. Importantly, this supplemental table differs from the Summary Compensation Table appearing later in the proxy statement because it shows in the "Restricted Compensation Incentive" column the restricted shares of our common stock that were earned as part of the annual incentive compensation program for 2016 performance, but were granted in February 2017. In contrast, the Summary Compensation Table appearing later in the proxy statement (in accordance with SEC rules) shows for 2016 the restricted shares of our common stock that were granted in February 2016, meaning that they were earned as part of the annual incentive compensation program for 2015 performance, rather than the shares earned for 2016 performance and granted in February 2017.

Accordingly, the year-over-year changes in compensation in the Supplemental Compensation Table below reflect changes in amounts earned for performance during 2016 and 2015. The table below also includes in the "Restricted Compensation Incentive" column the annual incentive compensation paid in the form of restricted investment fund shares, so it includes both restricted shares of our common stock as well as these restricted investment fund shares. Both the Supplemental Compensation Table below and the Summary Compensation Table appearing later in the proxy statement reflect the restricted investment fund shares for the year in which the performance that gave rise to the award occurred. This table is not a substitute for the information required by SEC rules, specifically the Summary Compensation Table and the related tables appearing later in this proxy statement.

Supplemental Compensation Table

			Annual and Long-Term Incentives
Name		Base Salary	Cash Incentive(1)	Restricted Compensation Incentive(2)	Long-Term PSU Award(3)	Total with Base Salary and PSUs
Andrew S. Duff	2016	$650,000	$1,563,700	$2,345,000	$600,054	$5,158,754
Chairman and	2015	$650,000	$1,614,000	$2,421,000	$600,013	$5,285,013
CEO	2014	$650,000	$1,944,800	$2,917,200	$600,019	$6,112,019
Debbra L. Schoneman	2016	$500,000	$664,875	$664,875	$300,069	$2,129,819
CFO	2015	$500,000	$685,000	$685,000	$300,006	$2,170,006
	2014	$500,000	$824,000	$824,000	$300,010	$2,448,010
Chad R. Abraham	2016	$425,000	$1,883,750	$1,541,250	$200,074	$4,050,074
Global Co-Head of	2015	$425,000	$2,241,250	$1,833,750	$200,017	$4,700,017
Investment Banking and	2014	$425,000	$2,241,250	$1,833,750	$200,006	$4,700,006
Capital Markets
Frank E. Fairman(4)	2016	$425,000	$1,142,350	$934,650	$200,074	$2,702,074
Head of Public Finance
R. Scott LaRue	2016	$425,000	$1,663,750	$1,361,250	$200,074	$3,650,074
Global Co-Head of	2015	$425,000	$2,241,250	$1,833,750	$200,017	$4,700,017
Investment Banking and	2014	$425,000	$2,241,250	$1,833,750	$200,006	$4,700,006
Capital Markets

(1)
Amounts reflect the cash compensation portion of amounts paid under the 2016 annual incentive compensation program.

Executive Compensation: Compensation Discussion and Analysis
(2)
Amounts reflect the grant date fair value of the restricted shares of our common stock and restricted investment fund shares granted in February 2017 as the restricted compensation portion of amounts paid under the 2016 annual incentive compensation program. Of the annual incentive compensation awarded to our named executive officers, between 45 and 60% is paid in restricted compensation. The restricted compensation vests ratably over three years from the date of grant.

(3)
Amounts reflect the grant date fair value of the long-term PSU awards made in February 2017, May 2016, and May 2015, respectively. In prior years, the 2016 entry on this table would have shown the May 2016 grant; however, the 2016 entry in this table reflects the February 2017 grant instead. The timing of the inclusion of the PSU awards in this table has been revised as a result of the changes to our executive compensation program approved by the Committee. Beginning with 2017 performance (to be awarded in February 2018), the size of the February PSU award granted to our executive officers is expected to increase meaningfully as annual incentives received in time-vested restricted compensation is reduced, and the amount of the PSU award granted to each executive officer will vary based on their individual and business performance during the prior year. In other words, the amount of the February PSU awards in 2018 will bear a direct relationship with the amount of restricted compensation received for 2017 performance. The timing of the grant and presentation of the PSU awards in the above table was revised in anticipation of these changes. The Summary Compensation Table appearing later in this proxy statement does not show the February 2017 PSU award, and instead shows the May 2016 PSU award for 2016 compensation.

(4)
Mr. Fairman was not designated as one of our named executive officers during 2014 or 2015. Accordingly, the table above includes the compensation of Mr. Fairman only for the year in which he was one of our named executive officers.

Executive Compensation: Compensation Discussion and Analysis

  2016 Annual Incentive Compensation

Our annual incentive program is intended to directly align annual incentive pay with a measure of our profitability calculated for incentive compensation purposes referred to in this proxy statement as "pre-tax, pre-profit provision income." Our pre-tax, pre-profit provision income is our operating income before taxes adjusted to take into account specific, pre-identified items. Due to this design, the annual incentive compensation earned by our executive officers will vary depending on the financial performance of the company and of their business line, as applicable. At the outset of each year, the Committee grants performance-based awards that are earned based on our pre-tax, pre-profit provision income. Consistent with prior years, each award granted to our executive officers for 2016 was for an amount equal to 10% of our 2016 pre-tax, pre-profit provision income, subject to an aggregate limitation of 25% for the group as a whole. The Committee retains sole discretion to reduce the aggregate accrual rate as well as the amount allocated to each named executive officer, and historically the Committee has exercised this negative discretion.

Executive Compensation: Compensation Discussion and Analysis

2016 Annual Incentive Compensation Overview

  •
  Annual incentives are directly tied to our pre-tax, pre-profit provision income. Increasing our profitability is a key objective for us as we seek to maximize long-term value for our shareholders.

Pre-Tax, Pre-Profit Provision Income	Named Executive Officers' Annual Incentive Awards

  •
  Because our pre-tax, pre-profit provision income in 2016 was up slightly as compared with 2015, the changes in our named executive officers' annual incentive compensation in 2016 reflected individual compensation decisions made by our Compensation Committee with respect to business and individual performance and other considerations:

  •
  Mr. Duff's annual incentive compensation decreased 3.1%.
  •
  Ms. Schoneman's annual incentive compensation decreased 2.9%.
  •
  Messrs. Abraham's and LaRue's annual incentive compensation decreased 16.0% and 25.8%, respectively.
  •
  Mr. Fairman's annual incentive compensation increased 10.1%.

  •
  Between 45% and 60% of our named executive officers' annual incentive compensation is paid in the form of restricted compensation:

  •
  Of this restricted compensation, 50% is received in restricted shares of our common stock, and 50% is paid in the form restricted investment fund shares.
  •
  All restricted compensation vests ratably over three years from the date of grant.

Executive Compensation: Compensation Discussion and Analysis

The Compensation Committee's Use of Discretion in Setting Annual Incentive Compensation

Although annual incentive compensation is based on company and business line profitability, the Committee exercises discretion that allows it to best align executive officer performance with pay during the year. The Committee believes that its ability to use discretion in setting annual incentive compensation is a critical feature of the company's annual incentive compensation program for the following reasons:

  •
  A formulaic annual incentive program based on predetermined metrics could fail to appropriately incentivize our executive officers from pursuing the strategic opportunities that unexpectedly arise in a human capital industry such as ours. For example, our executive officers may find opportunities during the year to hire personnel which may decrease short-term profitability but may be in the best long-term interests of their business. The Committee's use of discretion removes disincentives to taking advantage of such opportunities, while allowing it to hold management accountable for realizing specific results from those opportunities in subsequent years. For example, in 2016, the Committee determined to exclude a portion of the additional earnings contributed by Simmons during the year from consideration from the annual incentive compensation for the named executive officers with responsibility for our investment banking and capital markets business to account for the amount of capital that was invested in the business in connection with the acquisition and the returns we expect to receive on that capital investment.

  •
  Our annual incentive compensation program is designed to align risk and reward, and the Committee's use of discretion helps to achieve that goal. For example, in recent years the Committee has taken into consideration certain legal settlement costs when determining to reduce executive officers' annual incentive compensation.

  •
  We operate in a cyclical industry. The Committee's use of discretion allows it to take into consideration other, less quantifiable factors that impacted company and business line performance, and provides the flexibility to adjust annual incentive compensation for individual performance versus broader cyclical or market-driven factors that may have impacted results.

  •
  A significant portion of our executive officers' annual incentive compensation is deferred in time-vested restricted compensation, including Piper Jaffray restricted stock. The Committee believes that this time-vested restricted stock provides significant additional alignment between our executive officer and our company performance, as the ultimate value of the vested shares will be based on our stock price at the time of vesting.

Executive Compensation: Compensation Discussion and Analysis

    Calculation of Pre-Tax, Pre-Profit Provision Income

Pre-tax, pre-profit provision income for purposes of our annual incentive plan equals our total revenues less our total expenses before income taxes, adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income, or gains that are unusual in nature or infrequent in occurrence. The types of adjustments are established at the beginning of each year prior to granting the qualified performance-based awards. We believe that the exclusion of these items from pre-tax, pre-profit provision income more accurately reflects our operating performance for a given year. For 2016, adjustments included the elimination of: (i) losses from the $82.9 goodwill impairment that we recognized in our Asset Management segment during the year; (ii) net income attributable to noncontrolling interests; (iii) amounts expensed during the year under our annual incentive program for participating executive officers; (iv) amortization expense for cash and equity awards granted in connection with acquisitions; (v) amortization expense for acquisition-related intangibles; (vi) restructuring and integration costs; and (vii) amounts expensed during the year in connection with the PSUs granted to participating executive officers.

In applying the formula described above, our pre-tax, pre-profit provision income for 2016 was $122.4 million, which represented a 4.3% increase from the corresponding figure from 2015. The pre-tax, pre-profit provision income for 2016 resulted in a maximum amount payable to each award recipient of $12.2 million, subject to a maximum aggregate payout of $30.6 million for the group as a whole. Consistent with prior years, the Committee paid less than the maximum amount payable for 2016, paying an aggregate of $16.9 million, or 13.8% of our pre-tax, pre-profit provision income for 2016. The table below sets forth a calculation of our pre-tax, pre-profit provision income for 2016 (in thousands):

Operating loss before taxes	($30,874)
Losses related to the impairment of goodwill and other intangible assets	$82,900
Removal of net income applicable to noncontrolling interests	($8,206)
Expense under our annual incentive program	$16,851
Amortization expense for cash or equity awards (including in the MFRS plan) granted in connection with acquisitions	$27,636
Amounts expensed as a result of amortization of acquisition-related intangibles	$21,214
Restructuring and integration costs	$10,206
Expense for PSU grants	$2,678

Pre-tax, pre-profit provision income	$122,405

Executive Compensation: Compensation Discussion and Analysis

    Relationship between Performance and Annual Incentive Pay

The design of our annual incentive program is intended to directly align pay with performance, which we measure in terms of our pre-tax, pre-profit provision income. Due to this design, the annual incentive compensation earned by our executive officers will vary depending on the company's pre-tax, pre-profit provision income and the Committee's evaluations of individual executive officer and business line performance. The total annual incentives received by our named executive officers for our 2016 performance decreased 10.9%, while our pre-tax, pre-profit provision income increased 4.3%, each as compared to the corresponding figure from 2015. The total annual incentives paid to our executive officers decreased in 2016 as a result of the Committee's exercise of discretion to reduce annual incentive compensation based on certain compensation considerations.

The following chart highlights how the annual incentive compensation paid to our CEO over the past three years has been aligned with our performance in terms of our pre-tax, pre-profit provision income:

Pre-Tax, Pre-Profit Provision Income History	CEO Annual Incentive Compensation History(1)
(amounts below are in thousands)

(1)
Amounts shown correspond to the figures provided in the Supplemental Compensation Table above.

Executive Compensation: Compensation Discussion and Analysis

    2016 Compensation Determinations and Relevant Factors

After the Committee reviewed our pre-tax, pre-profit provision income and followed the processes and considered the factors described above under "—How Compensation Decisions are Made," the following were the material factors that influenced the Committee's determination of 2016 annual incentive compensation for each of the named executive officers:

Andrew S. Duff Chairman and CEO

Andrew S. Duff	2016 Annual Incentive Compensation: Mr. Duff's 2016 annual incentive compensation was down 3.1% from 2015. Although we achieved record adjusted operating results in 2016, Mr. Duff's incentive compensation decreased slightly from 2015 primarily because of the Committee's exercise of its discretion.

2016 Individual Performance Considerations:

•

Achieved record 2016 adjusted earnings of $72.6 million, 10% higher than 2015.

•

Achieved record 2016 adjusted net revenues of $736.3 million, 11% higher than 2015.

•

Led the successful expansion of our investment banking business into the energy and financial institutions sectors through organic hiring efforts and strategic acquisitions, including that of Simmons. The impact of these strategic efforts contributed to our record adjusted 2016 results.

•

Drove our business strategy of increasing our share of revenues from our higher margin advisory services and public finance businesses, which, combined with our asset management business, increased to 65% of our adjusted net revenues during the year.

Mr. Duff's annual incentive compensation was down slightly year-over-year as a result of the Committee's determination to exclude a portion of the additional earnings contributed by Simmons from Mr. Duff's annual incentive compensation to account for the amount of capital that was invested in the business in connection with the acquisition. Mr. Duff's annual incentive compensation was positively influenced by our strong operating results, including record adjusted net revenues and net income, as well as record advisory services (i.e., primarily mergers and acquisitions) revenues of $305 million and debt financing revenues of $115 million, two areas Mr. Duff has prioritized for growth investments. Our 2016 operating results were driven by Mr. Duff's long-term strategic decision to invest in and increase our share of revenues from our higher margin advisory services and public finance businesses, and expand our investment banking business into the energy and financial institutions sectors. In determining Mr. Duff's 2016 annual incentive compensation, the Committee took all of these factors into account.

Executive Compensation: Compensation Discussion and Analysis

Debbra L. Schoneman CFO

Debbra L. Schoneman	2016 Annual Incentive Compensation: Ms. Schoneman's 2016 annual incentive compensation was down 2.9% from 2015. Although we achieved record adjusted operating results in 2016, Ms. Schoneman's incentive compensation decreased slightly from 2015 primarily because of the Committee's exercise of its discretion.

2016 Individual Performance Considerations:

•

Led our strategic and financial plan, including firm-wide expense management.

•

Managed our capital and risk management, including a firm-wide risk assessment and risk management framework review.

•

Led her team's successful accounting and control integration of Simmons and other recent acquisitions.

•

Led capital management initiatives, including with respect to our Board's decision to initiate a quarterly dividend in February 2017.

Ms. Schoneman's annual incentive compensation was down slightly year-over-year as a result of the Committee's determination to exclude a portion of the additional earnings contributed by Simmons during the year from Ms. Schoneman's annual incentive compensation to account for the amount of capital that was invested in the business in connection with the acquisition. Ms. Schoneman's annual incentive compensation was positively influenced by her leading role in our strong operating performance in 2016 and execution on our 2016 strategic and financial plan. During the year, she led initiatives aimed at managing and reducing our expenses, and conducting a firm-wide risk assessment and risk management review that improved our view of our company's primary risks. The company also benefited from her leadership and her team's performance in the integration of Simmons. She led our capital management and allocation initiatives during the year, including our Board's decision to initiate a quarterly dividend in February 2017. In determining Ms. Schoneman's 2016 annual incentive compensation, the Committee took all of these factors into account.

Executive Compensation: Compensation Discussion and Analysis

Chad R. Abraham and R. Scott LaRue Global Co-Heads of Investment Banking and Capital Markets

Chad R. Abraham R. Scott LaRue	2016 Annual Incentive Compensation: Mr. Abraham's 2016 annual incentive compensation was down 16.0% from 2015, and Mr. LaRue's 2016 annual incentive compensation was down 25.8% from 2015. Although our investment banking and capital markets business achieved record advisory services results in 2016, Mr. Abraham's and Mr. LaRue's respective annual incentive compensation decreased significantly from 2016 primarily because of the Committee's exercise of its discretion and recognition of the increased capital invested in our investment banking and capital markets business related to the Simmons acquisition.

2016 Individual Performance Considerations:

•

Achieved record advisory services revenues of $305 million, nearly all of which was attributable to mergers and acquisition and debt capital markets transactions under their management.

•

Led growth of our advisory services business of over 250% since 2013.

•

Led our efforts to successfully integrate Simmons and expand our investment banking platform into the energy and financial institutions sectors.

Messrs. Abraham's and LaRue's annual incentive compensation was down significantly year-over-year as a result of the Committee's determination to exclude a portion of the additional earnings contributed by Simmons during the year from their annual incentive compensation to account for the amount of capital that was invested in the business in connection with the acquisition. Although down significantly, Messrs. Abraham's and LaRue's respective annual incentive compensation was positively influenced by our achievement of record advisory services revenues of $305 million, nearly all of which was attributable to mergers and acquisition and debt capital markets transactions under their management, and their leadership of our acquisition and integration of Simmons, through which we expanded our investment banking business into the energy sector, and our growth efforts through which we expanded into the financial institutions sector. A significant component of our long-term strategy is the growth of our higher-margin advisory services business. Under Messrs. Abraham's and LaRue's leadership, this business has grown over 250% since 2013 as we have made strategic investments for growth and devoted significant efforts to developing, retaining, and hiring senior bankers. In determining Messrs. Abraham's and LaRue's 2016 annual incentive compensation, the Committee took all of these factors into account. The difference in the annual incentive compensation between Mr. Abraham and Mr. LaRue was due to a different apportionment of management responsibilities undertaken by the two during the year.

Executive Compensation: Compensation Discussion and Analysis

Frank E. Fairman Head of Public Finance

Frank E. Fairman	2016 Annual Incentive Compensation: Mr. Fairman's 2016 annual incentive compensation was up 10.1% from 2015.

2016 Individual Performance Considerations:

•

Achieved record 2016 revenues for our public finance business, including record debt financing revenues of $115 million, 26% higher than 2015.

•

Led growth in public finance business by 110% since 2011.

•

Achieved a #8 ranking by Thomson Reuters in 2016 as measured by sole or senior negotiated and private placement municipal transaction par value.

•

Achieved a #5 and #6 ranking by Thomson Reuters in 2016 as measured by the number of issuances and total par value, respectively, in which the company acted as a financial advisor.

Mr. Fairman's annual incentive compensation was positively influenced by our achievement of record public finance debt financing of $115 million, nearly all of which was attributable to our public finance investment banking business under his management, as well as strong results by our municipal financial advisory business. A significant component of our long-term strategy is the growth of our higher-margin public finance business. Under Mr. Fairman's leadership, we have grown our public finance business by 110% since 2011 as Mr. Fairman has focused on developing a broad and diversified public finance franchise, hiring senior bankers, and growing our public finance business in the senior living and healthcare sectors. The Committee took all of these considerations into account in determining Mr. Fairman's annual incentive compensation for 2016.

    Annual Incentives Paid in Restricted Compensation

Of the annual incentives that are awarded to our executive officers for our profitability, between 40 and 55% is paid in cash and 45 to 60% is paid in time-vested restricted compensation, with our CEO receiving 60% of his annual incentives in time-vested restricted compensation, our CFO receiving 50% of her annual incentives in time-vested restricted compensation, and the rest of our named executive officers receiving 45% of their annual incentives in restricted compensation. Of this time-vested restricted compensation, 50% is received in restricted shares of our common stock, and 50% is received in restricted investment fund shares pursuant to our MFRS Plan. This restricted compensation vests ratably over three years. By paying a portion of annual incentives in time-vested restricted stock, our executive officers are incentivized to achieve long-term returns for our shareholders, as the value of the restricted stock that vests is tied to the performance of our stock price over time. The number of shares of restricted stock granted to each officer was determined by dividing the total dollar value designated to be paid out to the executive officer in restricted stock by the closing price of our common stock on the NYSE on February 15, 2017. The restricted stock granted to the named executive officers vests in three equal annual installments from the date of grant.

Executive Compensation: Compensation Discussion and Analysis

As previously discussed in the section "—Overview of Changes to Executive Compensation Program," beginning with 2017 annual incentive compensation, which will be granted in February 2018, our Compensation Committee will reduce the restricted compensation and increase the PSU awards received by our executive officers. This change will result in our executive officers receiving an equal amount of restricted compensation and PSU awards, meaning the executive officer will have to earn an increased portion of their total compensation through the PSU awards tied to adjusted ROE and relative TSR performance metrics.

    Mutual Fund Restricted Share Plan

The Mutual Fund Restricted Share Plan, or MFRS Plan, provides that a portion of the restricted compensation granted for annual incentive compensation is paid in the form of restricted shares of selected investment funds, two of which are mutual funds managed by our asset management business. In 2016, each named executive officer received 50% of their restricted compensation in investment fund shares. The mutual fund restricted shares have the same restrictions that would apply to restricted shares of our common stock and vest ratably over three years from the date of grant. We adopted the MFRS Plan to provide our executives an opportunity to diversify the restricted compensation they receive, and believe the plan will help us attract and retain top talent. In addition, two of the investment funds offered by the MFRS Plan are managed by our asset management business, which provides our executive officers the opportunity to invest alongside the clients of our asset management business.

  Long-Term PSU Awards

Since 2012, the Committee has awarded our executive officers long-term incentive compensation in the form of a PSU award. In May 2016, the Committee awarded our named executive officers a long-term PSU award that vests based on the achievement of certain performance-based metrics that our program has used since 2012: (1) absolute TSR; and (2) relative TSR, as measured against a broad index of financial services companies. The grant date fair value of the May 2016 award is reflected in the Supplemental Compensation Table above for 2015 compensation.

Following our 2016 annual meeting of shareholders, we sought engagement with our 25 largest institutional shareholders for their perspectives on our executive compensation program. Some shareholders expressed to us that our PSU award should contain an operating performance metric in addition to absolute and relative TSR. Other shareholders expressed the view that our PSU award program was overshadowed by our annual incentive program. In response to this shareholder feedback, the Committee made two changes to our PSU award program beginning in 2017. First, the Committee has determined to increase the size of the PSU award program and reduce the amount of time-vested restricted compensation received by executive officers. Second, the Committee has added adjusted ROE as a performance metric to our PSU awards, and has eliminated absolute TSR. The Committee added adjusted ROE to the award because increasing our profitability and making efficient use of capital are key priorities for our company, and management and the Board uses adjusted ROE to inform its strategic decision-making process.

As discussed above in the section titled "—Annual Incentives Paid in Restricted Compensation," beginning with annual incentive compensation awarded in February 2018 for 2017 performance, the amount of each executive officer's PSU award will be determined in relationship with his or her annual incentive compensation. In anticipation of this change, the Committee granted the 2017 PSU award on February 15, 2017. The grant date fair value of the February 2017 award is reflected in the Supplemental Compensation Table above for 2016 compensation.

Executive Compensation: Compensation Discussion and Analysis

May 2016 PSU Award Overview

  •
  The May 2016 PSU award vests only if certain (1) absolute TSR, and (2) relative TSR metrics are met.

  •
  Of the PSUs granted in 2013, 100% of the PSUs vested in 2016 based on 34.9% absolute TSR and an 84.5% TSR percentile ranking among our peer group.

Piper Jaffray Relative TSR	Piper Jaffray Absolute TSR

February 2017 PSU Award Overview

  •
  The February 2017 PSU award vests only if certain (1) adjusted ROE, and (2) relative TSR metrics are met.

  •
  The February 2017 PSU award provides for threshold, target, and maximum vesting that would allow executive officers at vesting to receive up to 150% of the target shares granted.

Piper Relative TSR	Piper Jaffray Adjusted ROE

Note: Each vesting metric provides for interpolation between points in the tables above on a straight-line basis (from threshold to target and from target to maximum).

Executive Compensation: Compensation Discussion and Analysis

The outstanding PSU awards made in May 2014 use substantially the same peer group as described above under "—How Compensation Decisions are Made—Compensation Peer Group," with the exception of the two companies added to our peer group this year. Beginning with the May 2015 grant, the PSU awards use the companies comprising the KBW Capital Markets Index as of the date of grant as the peer group for the relative TSR performance measure.

The 2017 PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by requiring that the company achieve certain shareholder returns and operating performance in order to vest. The Committee believes that the 2017 PSU award program will incentivize our executive officers to achieve superior financial performance as measured by adjusted ROE and shareholder returns as compared with a broad index of financial services companies.

The 36-month performance period is designed to provide management an incentive to focus on our strategic direction, sustained performance, and long-term value creation. The Committee established the vesting performance metrics with the intent that the executive would only receive significant additional long-term incentive compensation if we significantly outperform the broad index of financial services companies and achieve a superior adjusted ROE over the performance period.

For purposes of the awards, TSR is calculated based on the average closing price during the trailing 60 calendar days as of the beginning and the end of the performance period, and takes into account dividends paid during the performance period. Adjusted ROE under the PSU awards is a non-GAAP measure that is calculated based on our reported net income adjusted to eliminate certain expenses and losses.

The PSUs do not provide the recipient any rights as a shareholder such as the right to vote or receive dividends on any shares subject to the PSUs. Beginning with the February 2017 PSU grant, the PSUs will have dividend equivalent rights, which will result in dividends accruing on earned shares that are paid out when those shares ultimately vest. No dividends are paid on unvested performance shares.

Executive Compensation: Compensation Discussion and Analysis

  2016 Pay Mix

As illustrated below, the pay mix for all 2016 elements of compensation received by our CEO and by our other named executive officers, as disclosed in the Supplemental Compensation Table above (including the value of the PSU awards granted in February 2017) was significantly weighted toward performance-based compensation:

2016 OTHER NAMED
EXECUTIVE
2016 CEO	OFFICERS
PAY MIX	PAY MIX

We believe the mix of base salary relative to performance-based compensation in the form of annual incentives and PSU awards illustrated above appropriately balances our goal of aligning pay for performance without encouraging undue risk-taking that can arise from compensation excessively weighted toward performance-based elements. We also believe the relative mix of base salary and performance-based compensation is generally in line with the mix paid by our peer group to similarly situated executive officers. The Committee annually reviews our executive compensation process to determine the allocation of our executive compensation between cash and equity.

Each executive officer receives a significant portion of their performance-based compensation in the form of restricted compensation. This restricted compensation includes both restricted shares of our common stock as well as restricted shares of selected investment funds under our MFRS Plan. With respect to the 2016 annual incentive awards, the portion payable to the named executive officers in restricted compensation was 60% for our CEO, 50% for our CFO, and 45% for each of our co-heads of investment banking and capital markets and head of public finance. This mix of forms of annual incentive compensation was consistent with our practice for 2015.

Our CEO receives a relatively greater portion of his performance-based and overall compensation in the form of restricted compensation due to his greater ability to influence our financial performance as well as to most closely align his interests with those of our shareholders through equity ownership. For the other named executive officers, the mix of cash compensation versus restricted compensation, which includes both restricted stock as well as restricted shares of selected investment funds to the extent the executive officer chooses to participate in the MFRS Plan, is designed to provide an appropriate and competitive amount of incentives for positive performance, while leaving a sufficient level of

Executive Compensation: Compensation Discussion and Analysis

compensation tied to our stock price to retain executives and encourage them to focus on long-term value creation. The balance of these interests is determined by the Committee in its discretion, considering factors including reference to pay practices at our peer group.

  Other Compensation

Our executives receive only limited perquisites. Executive officers receive limited additional compensation in the form of reimbursement of dues for club memberships used for business purposes and certain insurance premiums. The cost of these perquisites is included in the "All Other Compensation" column of the Summary Compensation Table in this proxy statement.

We also maintain an international assignment policy that provides benefits for employees working on non-permanent assignments outside their home countries. Under the policy, we assume responsibility for any additional U.S. or foreign taxes that employees incur as a direct result of international assignments, and the employees are responsible for the amount of taxes they would have incurred had they continued to live and work exclusively in the United States. We maintain this policy to encourage employees to accept international assignments that our management believes are in the best interests of our company by mitigating potentially adverse tax consequences that otherwise could result from accepting such assignments. All employees are eligible to participate in our international assignment policy. In 2016, we made certain tax equalization payments on behalf of and to Mr. LaRue as a result of a prior assignment in Hong Kong, as well as other payments on behalf of Mr. LaRue for tax consulting and preparation services during the year.

Some of our executive officers also receive payments from time to time related to historical deferred compensation programs, typically structured as investments made by the company on behalf of certain employees. Certain key employees were eligible to participate in these programs, under which participants were granted one or more deferred awards that were deemed invested in certain measuring investments. No new awards have been granted under these programs since 2000, and participation in these programs is frozen. Following a liquidity event for a particular investment, the participant receives a benefit payment based on the deemed return to the participant and payment of the portion of the participant's account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity event has occurred with respect to each measuring investment. Messrs. Abraham and LaRue received the payouts set forth in the Summary Compensation Table in 2016 in connection with their participation in these programs.

  Termination and Change-in-Control Arrangements

We do not have any separate change-in-control agreements (often referred to as "golden parachute" arrangements) that would pay a certain multiple of an executive's compensation (e.g., base salary) upon a change-in-control of the company. In certain instances, award agreements and plans may include provisions regarding the payment of compensation in the event of a termination of employment or a change-in-control of our company, as follows:

Executive Compensation: Compensation Discussion and Analysis
  •
  All awards granted under the Incentive Plan contain a "double trigger" provision that provides that awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the award recipient's employment is terminated involuntarily (other than for "cause") within 24 months of the change-in-control.

  •
  If a change-in-control occurs during the performance period for the PSUs, then each PSU will be converted into a share of restricted stock with time-based vesting, and, if the executive's employment with us or one of our affiliates is terminated after the change-in-control and prior to the end of the performance period by us or one of our affiliates without cause, by the executive for good reason, or in connection with the executive's death, disability or retirement, then all restrictions on such shares of restricted stock will lapse upon such termination.

  •
  Under the Incentive Plan, following a termination of employment (other than as a result of a change-in-control), our restricted stock awards granted as part of our annual incentive program will continue to vest so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of their awards.

  •
  Executive officers who are terminated during the year (other than as a result of a change-in-control) will receive cash and equity compensation for that year under our annual incentive program in the discretion of the Committee.

  •
  Our annual performance awards, including the annual qualified performance-based awards under the annual incentive program, will be considered to be earned and payable in full upon a change-in-control, and the awards will be settled in cash or shares, as determined by the Committee, as promptly as practicable. Because annual incentive award payouts are based on pre-tax, pre-profit provision income, which varies from year to year, and because the Committee historically has needed to reduce the size of some awards to comply with the limits on the aggregate amount of incentive compensation that may be paid under the annual incentive program, the specific amounts that would be payable in the event of a change-in-control are indeterminable.

Compensation Policies

  Executive Stock Ownership and Prohibition on Hedging

We have adopted stock retention guidelines to ensure that our executives maintain a meaningful equity stake in the company, which aligns management's interests with those of our shareholders. The guidelines also help to drive long-term performance and strengthen retention. Our stock retention guidelines provide that our executives should retain at least 50% of the equity awarded to them as executive officers through our Incentive Plan, or acquired upon exercise of stock options, net of taxes and exercise costs. The guidelines apply upon becoming an executive officer and remain in effect while the individual serves as an executive officer. Furthermore, all of our executive officers, including our named executive officers, are prohibited from hedging any shares of Piper Jaffray Companies common stock, even shares they can freely sell.

Executive Compensation: Compensation Discussion and Analysis

  Equity Grant Timing Policy

In 2006, we established a policy pursuant to which equity grants to employees will be made only once each quarter, on the 15th calendar day of the month following the public release of earnings for the preceding quarter (or, if the 15th calendar day falls on a weekend or holiday, on the first business day thereafter). This policy covers grants made by the Committee as well as grants made by our CEO to employees other than executive officers pursuant to authority delegated to him by the Committee. We established this policy to provide a regular, fixed schedule for equity grants that eliminates the exercise of discretion with respect to the grant date of employee equity awards.

  Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code limits deductions for non-performance-based annual compensation in excess of $1 million paid to our named executive officers who served as executive officers at the end of the preceding fiscal year. Our policy is to maximize the tax deductibility of compensation paid to these officers when it is consistent with our compensation philosophy. The Incentive Plan and the awards we grant thereunder, including our annual incentive awards, are generally designed and administered to qualify compensation as "performance-based" to ensure that the tax deduction is available to the company. From time to time the Committee may authorize payments to the named executive officers that may not be deductible, if they believe such payments are in the interests of shareholders to satisfy our primary objective of attracting and retaining top talent.

Executive Compensation

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in the company's 2016 year-end disclosure documents.

Compensation Committee of the Board of Directors of Piper Jaffray Companies
Michele Volpi, Chairperson
William R. Fitzgerald
Sherry M. Smith
Scott C. Taylor

Summary Compensation Table

The following table contains compensation information for our CEO, our CFO, and our three other most highly compensated executive officers (each, a named executive officer).

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Andrew S. Duff	2016	650,000	2,536,851	2,736,475	66,783	5,990,109
Chairman and	2015	650,000	2,058,662	2,098,200	194,599	5,001,461
CEO	2014	650,000	1,700,913	3,403,400	312,136	6,066,449
Debbra L. Schoneman	2016	500,000	642,543	997,313	22,896	2,162,752
CFO	2015	500,000	712,029	1,027,500	59,724	2,299,253
	2014	500,000	490,020	1,236,000	34,028	2,260,048
Chad R. Abraham	2016	425,000	1,116,898	2,654,375	53,635	4,249,908
Global Co-Head of	2015	425,000	1,116,936	3,158,125	192,473	4,892,534
Investment Banking	2014	425,000	948,165	3,158,125	340,003	4,871,293
and Capital Markets
Frank E. Fairman	2016	425,000	624,632	1,609,675	17,580	2,676,887
Head of Public Finance(4)
R. Scott LaRue	2016	425,000	1,118,898	2,334,375	409,805	4,288,078
Global Co-Head of Investment	2015	425,000	1,116,936	3,158,125	270,341	4,970,402
Banking and Capital Markets	2014	425,000	734,406	3,158,125	238,942	4,556,473

(1)
The entries in the "Stock Awards" column reflect the aggregate grant date value of the restricted stock awards and PSUs granted during 2016 computed in accordance with FASB ASC Topic 718. SEC rules do not permit inclusion in a given year of stock awards attributable to a particular year's performance, as is the case for salary and non-equity incentive plan amounts. See Note 21 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the assumptions used in the valuation of the awards granted during 2016 in accordance with FASB ASC Topic 718.

(2)
The amounts in this column include for the applicable year (1) the cash compensation earned under our annual incentive program and (2) the portion of the annual incentive compensation earned during the year and paid in restricted compensation in the form of restricted investment fund shares under our MFRS plan (which was 50% of the restricted compensation for 2016 annual incentive

Executive Compensation

  compensation). The following amounts earned in 2016 were paid to the named executive officers in the form of restricted investment fund shares: Mr. Duff: $1,172,775; Ms. Schoneman: $332,438; Mr. Abraham: $770,625; Mr. Fairman: $467,325; and Mr. LaRue: $680,625. The mutual fund restricted shares vest in three equal annual installments from the date of grant.

(3)
All other compensation for 2016 consists of the following:

Form of All Other Compensation ($)	Andrew S. Duff	Debbra L. Schoneman	Chad R. Abraham	Frank E. Fairman	R. Scott LaRue
Club membership dues	4,494	—	—	2,400	—
401(k) matching contributions	7,110	7,110	7,110	7,110	7,110
Life and long-term disability insurance premiums	1,212	708	708	1,212	1,212
Dividends from Mutual Fund Restricted Share Program	53,717	14,628	15,580	6,558	39,103
Employer Health Savings Account Contribution	250	450	450	300	950
Other	—	—	29,787	—	361,430

  The "Other" amounts identified in the table above reflect (i) a payment of $29,787 to Mr. Abraham from his proportionate share of a venture capital fund carried interest held by the company as part of a compensation program implemented prior to our spin-off from U.S. Bancorp on December 31, 2003; (ii) a payment of $1,568 to Mr. LaRue related to a legacy deferred compensation program adopted prior to our spin-off from U.S. Bancorp, and described above in "Compensation Discussion and Analysis—Executive Compensation Program—Other Compensation"; and (iii) a $359,862 benefit to Mr. LaRue, of which $304,905 was related to tax equalization payments made by us related to his international assignment to Hong Kong in prior years for work on our behalf, and $54,957 was related to additional tax consulting and preparation services we provided on Mr. LaRue's behalf during the year.

(4)
Mr. Fairman was not a named executive officer for 2014 or 2015. Accordingly, the table above includes the compensation of Mr. Fairman only for the year in which he was one of our named executive officers.

Executive Compensation

Grants of Plan-Based Awards

The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2016.

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Incentive Plan Awards Maximum ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Andrew S. Duff	5/15/2016	5/4/2016	—	30,106	—	600,013
	2/23/2016	2/23/2016	12,240,600	—	—	—
	2/16/2016	1/28/2016	—	—	46,581	1,936,838
Debbra L. Schoneman	5/15/2016	5/4/2016	—	15,053	—	300,006
	2/23/2016	2/23/2016	12,240,600	—	—	—
	2/16/2016	1/28/2016	—	—	8,238	342,537
Chad R. Abraham	5/15/2016	5/4/2016	—	10,036	—	200,017
	2/23/2016	2/23/2016	12,240,600	—	—	—
	2/16/2016	1/28/2016		—	22,051	916,881
Frank E. Fairman	5/15/2016	5/4/2016	—	10,036	—	200,017
	2/23/2016	2/23/2016	12,240,600	—	—	—
	2/16/2016	1/28/2016		—	10,212	424,615
R. Scott LaRue	5/15/2016	5/4/2016	—	10,036	—	200,017
	2/23/2016	2/23/2016	12,240,600	—	—	—
	2/16/2016	1/28/2016		—	22,051	916,881

(1)
The amounts in this column reflect an estimate of the maximum combined value of the cash and restricted compensation that would have been payable to the named executive officers under qualified performance-based awards granted to the named executive officers for 2016 performance under the annual incentive program, calculated using our actual 2016 performance. Because the potential amounts payable under the qualified performance-based awards are stated in the annual incentive program as a percentage of pre-tax, pre-profit provision income that can only be decreased, and not increased, from that maximum level, and because actual amounts paid below this maximum level are within the full discretion of the Committee, there are no identifiable threshold or target amounts under the awards, and the maximum amounts actually payable to the named executive officers pursuant to the awards for 2016 performance were indeterminable at the time the awards were granted.

(2)
The amounts in this column reflect the number of PSUs granted to the named executive officers in May 2016, which will be earned and vest based on our total shareholder return measured on an absolute and relative basis compared to a broad index of financial services companies over a 36-month performance period. The number of PSUs granted to each named executive officer was determined by dividing a dollar value for the executive's award by the fair market value of a PSU, rounded up to the nearest whole PSU. The fair market value of $19.93 for each PSU granted in 2016 was determined using a Monte Carlo simulation, which assumed a risk-free interest rate of 0.98 percent and expected stock price volatility of 34.9 percent. The number of PSUs reflected in the

Executive Compensation

  table above represents the maximum number of shares that may be issued pursuant to the PSU awards. The May 2016 PSUs do not provide any voting rights or rights to receive dividends until the PSUs are earned and vested. For a more complete description of the PSUs, see "Compensation Discussion and Analysis—Long-Term PSU Awards."

(3)
The amounts in this column reflect equity compensation paid to the named executive officers in 2016 pursuant to annual qualified performance-based awards granted to these officers in 2015 under our annual incentive program. The shares of restricted stock were granted to these officers on February 16, 2016 following the Compensation Committee's certification of the attainment of 2015 annual financial performance goals established by the Committee under the annual incentive program. All of the restricted stock was granted under the Incentive Plan and will vest in three equal installments on February 16 of each of 2017, 2018 and 2019, assuming the award recipient complies with the terms and conditions of the applicable award agreement. The restricted stock awards are subject to forfeiture prior to vesting following certain terminations of employment or in the event the award recipient is terminated for cause, misappropriates confidential company information, participates in or is employed by a talent competitor of Piper Jaffray, or solicits employees, customers or clients of Piper Jaffray, all as set forth in more detail in the applicable award agreement. Recipients have the right to vote all shares of Piper Jaffray restricted stock they hold and to receive dividends on the restricted stock at the same rate paid to our other shareholders. The number of shares of restricted stock awarded to each named executive officer for the 2015 qualified performance-based awards was determined by dividing specified dollar amounts representing a percentage of the individual's total annual incentive compensation for 2015 by $41.58, the closing price of our common stock on the New York Stock Exchange on the February 16, 2016 grant date.

(4)
The grant date fair value is generally the amount the company would expense in its financial statements over the award's service period under FASB ASC Topic 718.

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andrew S. Duff	9,641	—	70.13	2/15/2017	73,327	5,316,208	83,212	6,032,870
Debbra L. Schoneman	—	—	—	—	14,789	1,072,203	41,606	3,016,435
Chad R. Abraham	—	—	—	—	39,329	2,851,353	27,738	2,011,005
Frank E. Fairman	—	—	—	—	13,350	967,875	27,738	2,011,005
R. Scott LaRue	—	—	—	—	37,553	2,722,593	27,738	2,011,005

(1)
The shares of restricted stock vest on the dates and in the amounts set forth in the table below, so long as the award recipient complies with the terms and conditions of the applicable award agreement.

Vesting Date	Andrew S. Duff	Debbra L. Schoneman	Chad R. Abraham	Frank E. Fairman	R. Scott LaRue
February 16, 2017	15,527	2,746	7,350	3,404	7,350
February 17, 2017	8,799	2,485	5,531	984	5,531
February 18, 2017	9,148	1,580	6,216	1,170	4,440
February 16, 2018	15,527	2,746	7,350	3,404	7,350
February 17, 2018	8,799	2,486	5,531	984	5,531
February 16, 2019	15,527	2,746	7,351	3,404	7,351
(2)
The values in this column are based on the $72.50 closing sale price of our common stock on the New York Stock Exchange on December 31, 2016.

(3)
The numbers in this column reflect the number of PSUs awarded in May of 2014, 2015, and 2016 that will vest on May 14 of 2017, 2018, and 2019, respectively, to the extent earned in accordance with the total shareholder return requirements established for the three-year performance period.

Executive Compensation

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock options exercised and restricted stock and PSU awards vested during the year ended December 31, 2016.

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Andrew S. Duff	32,149	782,906	52,952	1,845,816
Debbra L. Schoneman	—	—	19,746	832,970
Chad R. Abraham	—	—	23,735	997,787
Frank E. Fairman	—	—	14,277	601,377
R. Scott LaRue	—	—	22,051	1,039,475

(1)
The value realized upon exercise of the stock options reflects the difference between the market price of Piper Jaffray Companies common stock at the time of exercise and the exercise price of the option.

(2)
The value realized upon vesting of the stock awards is based on the $41.58, $41.95, and $41.87 closing sale price of our common stock on the New York Stock Exchange on February 16, 17, and 18, 2016, the three dates on which restricted stock awards granted in previous years vested. In addition, 100% of the PSUs that were granted to our executive officers in May 2013 vested following the certification by our Compensation Committee that certain total shareholder return metrics were met, and each PSU that vested was settled in a share of our common stock. The value realized upon settlement of the PSUs is based on the $42.33 closing sale price of our common stock on the New York Stock Exchange on June 1, 2016.

Non-Qualified Deferred Compensation Plans

In June 2013, we adopted the Piper Jaffray Companies Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is intended to be an "unfunded" plan, and, subject to the terms and conditions set forth in the Deferred Compensation Plan, each eligible participant may elect to defer a maximum of 50% of their salary or 90% of the cash award they receive under the annual incentive program. Deferrals under the Deferred Compensation Plan are fully vested at all times, and are credited to a deferral account maintained for each participant. Each participant has the opportunity to select from notional investment options determined by the plan administrator, and the amounts credited to their deferral accounts are adjusted periodically to reflect earnings and losses calculated based on the market return of the notional investment options selected by the participant. The notional investment options available under the Deferred Compensation Plan are similar to those offered under the company's 401(k) plan, except that the self-directed brokerage feature is not available. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence payment upon a fixed payment date, as elected by the participant, or upon the participant's retirement. Participants generally may elect that payments be made in a single lump sum or in annual installments over a period of between two and ten years, however, payment will be made in a lump sum upon the termination of a participant's employment for any reason other than retirement.

Executive Compensation

The following table summarizes information with respect to the participation of the named executive officers in the Piper Jaffray Companies Deferred Compensation Plan for the year ended December 31, 2016.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)
Andrew S. Duff	—	—	—
Debbra L. Schoneman	242,500	116,729	934,835
Chad R. Abraham	448,250	236,501	1,973,942
Frank E. Fairman	—	—	—
R. Scott LaRue	1,793,000	574,945	5,041,822

(1)
The amounts reported in this column are reported as "Non-Equity Incentive Compensation" for 2015 in the Summary Compensation Table above to the extent that the named executive officer's 2015 compensation was required to be disclosed.

(2)
The amounts reported in this column were not reported in the Summary Compensation Table as part of each named executive officer's compensation for year the ended December 31, 2016 because the company does not pay guaranteed, above-market or preferential earnings on deferred compensation.

(3)
The amounts reported in this column for each named executive officer include total amounts deferred from non-equity annual incentive compensation and the returns of each named executive officer on those amounts deferred based on the performance of their notional investment selections.

Executive Compensation

Potential Payments Upon Termination or Change-in-Control

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2016. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2016.

	Type of Termination
Name	Change-in-Control Not Followed by Employment Termination	Involuntary Termination Within 24 Months Following a Change-in-Control	Voluntary Termination	Involuntary Termination Under Severance Plan	Other Involuntary Termination Not for Cause	Death or Disability	Involuntary Termination for Cause
Andrew S. Duff
Severance(1)	—	—	—	$325,000	—	—	—
Restricted Compensation(2)(3)	—	$5,316,208	$5,316,208	$5,316,208	$5,316,208	$5,316,208	—
PSUs(4)	$6,032,870	$6,032,870	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Debbra L. Schoneman
Severance(1)	—	—	—	$250,000	—	—	—
Restricted Compensation(2)(3)	—	$1,072,203	$1,072,203	$1,072,203	$1,072,203	$1,072,203	—
PSUs(4)	$3,016,435	$3,016,435	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Chad R. Abraham
Severance(1)	—	—	—	$212,500	—	—	—
Restricted Compensation(2)(3)	—	$2,851,353	$2,851,353	$2,851,353	$2,851,353	$2,851,353	—
PSUs(4)	$2,011,005	$2,011,005	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Frank E. Fairman
Severance(1)	—	—	—	$275,000	—	—	—
Restricted Compensation(2)(3)	—	$967,875	$967,875	$967,875	$967,875	967,875	—
PSUs(4)	$2,011,005	$2,011,005	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
R. Scott LaRue
Severance(1)	—	—	—	$196,154	—	—	—
Restricted Compensation(2)(3)	—	$2,722,593	$2,722,593	$2,722,593	$2,722,593	$2,722,593	—
PSUs(4)	$2,011,005	$2,011,005	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—

(1)
Under our Severance Plan, employees may be eligible for severance payments in the event of employment termination by us due to a facility closure, permanent work-force reduction, organizational change that eliminates the employee's position, or similar event as determined by the company. The named executive officers participate in the Severance Plan on the same basis as all other employees. The amount in the table reflects salary continuation payments calculated in accordance with the provisions of the plan. Also under this plan, the named executive officers would be entitled to continue to participate in our health and welfare benefits programs at employee rates during the severance period.

(2)
Under the Incentive Plan, in the event of a change-in-control of Piper Jaffray, regardless of whether an employee's employment is terminated, all awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the recipient's employment is terminated involuntarily (other than for cause) within 24 months of the change-in-control.

(3)
Under the applicable award agreements, all of the restricted stock awards and mutual fund restricted shares will continue to vest following a termination of employment so long as the termination was not for cause and the employee does not violate certain post-termination

Executive Compensation

  restrictions. Also, vesting is accelerated upon a company-determined severance event. The amounts in the table reflect these terms and conditions and assume compliance with any post-termination vesting requirements that are within the named executive officers' control.

(4)
Under the applicable award agreements, each PSU automatically will become one share of restricted stock on the closing date of a change-in-control, and each resulting share of restricted stock will remain restricted until the end of the applicable 36-month performance period. If the named executive officer remains continuously employed by us after the closing of the change-in-control through the end of the 36-month performance period, all shares of restricted stock arising from the PSUs will vest on the last day of the performance period. The amounts in the table reflect these terms and conditions and assume the named executive officer remains continuously employed by us throughout the 36-month performance period. If the named executive officer's employment is terminated after the closing of the change-in-control and prior to the end of the performance period (i) by us without cause, (ii) by the named executive officer for good reason, (iii) in connection with the named executive officer's death or disability or (iv) under such circumstances determined to constitute retirement by the Compensation Committee in its sole discretion, all unvested shares of restricted stock arising from the PSUs will vest on the date of termination of the named executive officer's employment with us. If the named executive officer's employment with us terminates because of a company-determined severance event or the named executive officer's, death, or disability prior to a change-in-control, then the named executive officer will earn a number of PSUs equal to (i) the number of PSUs that would otherwise be earned pursuant to the award agreement but for the named executive officer's termination multiplied by (ii) a fraction, (1) the numerator of which is the number of days during the performance period up to and including the date of termination of the named executive officer's employment with us and (2) the denominator of which is the total number of days in the performance period. Certain of our outstanding PSU awards provide for full vesting based on the amount of the PSU award that is ultimately earned if the executive officer is deemed to "retire" by the Compensation Committee. The 36-month performance period for the PSUs awarded in 2014, 2015, and 2016 ends on May 14 of 2017, 2018, and 2019, respectively, and therefore any PSUs that might vest in connection with a named executive officer's termination as a result of a company-determined severance event, or his or her retirement, death or disability is not determinable at this time.

(5)
Qualified performance-based awards granted under the annual incentive program are payable in the discretion of the Compensation Committee, and are therefore indeterminable.

Risk Assessment of Compensation Policies and Practices

In early 2017, our management prepared a company-wide inventory and review of our compensation policies and practices for both executive officers and for employees generally, which management discussed with the Compensation Committee. In connection with this review and discussion, we determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Executive Compensation

Outstanding Equity Awards

The following table summarizes, as of December 31, 2016, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our equity plans as of December 31, 2016. The table also includes the weighted-average exercise price of options and the number of shares remaining available for future issuance under the plans for all awards.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by shareholders	30,613	$65.86	881,877	(1)
Equity compensation plans not approved by shareholders(2)	—	n/a	—

(1)
Based on the 8,200,000 shares currently authorized for issuance under the plan. In addition to the 30,613 shares to be issued upon the exercise of outstanding options to purchase our common stock, 1,590,385 shares of restricted stock and 374,460 performance-based restricted share units were issued and outstanding as of December 31, 2016. All of the shares available for future issuance under the plan as of December 31, 2016 may be granted in the form of restricted stock, restricted stock units, options or another equity-based award authorized under the plan.

(2)
In 2015, we established the Piper Jaffray Companies 2016 Employment Inducement Award Plan ("Inducement Plan") in anticipation of the acquisition of Simmons. The New York Stock Exchange permits the adoption of an equity compensation plan without shareholder approval if awards under the plan are to be a material inducement to prospective employees to accept employment. Accordingly, we adopted the Inducement Plan to induce employees of Simmons to accept employment with the company in connection with the acquisition. On May 15, 2016, we issued 286,776 shares of restricted stock to 24 employees who had been associated with Simmons. These shares vest three years from the date of grant. As of December 31, 2016, 269,491 of these shares of restricted stock were issued and outstanding. On August 5, 2016, we terminated the Inducement Plan as to future grants. No additional shares will be granted under the Inducement Plan.

Security Ownership

SECURITY OWNERSHIP

Stock Ownership Guidelines

We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company, to ensure that their interests are aligned with the interests of our shareholders. Our Compensation Committee has adopted stock retention guidelines to establish expectations for our executive officers and non-employee directors with respect to their equity stake in the company. Non-employee directors are expected to retain 50% of the shares awarded to them through our incentive plan, or acquired upon exercise of stock options. The guideline for non-employee directors applies irrespective of taxes paid for shares awarded, but is net of exercise costs for stock options. The stock retention guidelines applicable to our executive officers are described above in "Compensation Discussion and Analysis—Compensation Policies—Executive Stock Ownership and Prohibition on Hedging."

Beneficial Ownership of Directors, Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of March 15, 2017 by each of our directors and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. The table also includes the number of shares of phantom stock that were deemed owned as of this date by each of our non-employee directors. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Name of Beneficial Owner	Shares of Piper Jaffray Common Stock*	Phantom Shares**
Chad R. Abraham	55,672(1)	—
Andrew S. Duff	243,844(2)	—
Frank E. Fairman	56,046(3)	—
William R. Fitzgerald	—	10,521
Michael E. Frazier	160,481(4)	—
B. Kristine Johnson	15,393(5)	1,752
R. Scott LaRue	54,626(6)	—
Addison L. Piper	23,483(7)	3,512
Debbra L. Schoneman	28,544(8)	—
Philip E. Soran	4,637(9)	3,247
Sherry M. Smith	—	3,600
Scott C. Taylor	6,216(10)	—
Michele Volpi	10,807(11)	—
All directors and executive officers as a group (19 persons)	814,206(12)	22,632

*
None of the individuals identified in this table owns more than 1% of Piper Jaffray common stock outstanding with the exception of Mr. Duff with 1.6%. As a group, our directors and executive officers hold 5.4% of Piper Jaffray common stock. (These percentages are calculated using our outstanding

Security Ownership

  shares as of March 15, 2017.) The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

**
The directors have no voting or investment power with respect to the shares of phantom stock. All shares of phantom stock have been deferred pursuant to the Deferred Compensation Plan for Non-Employee Directors, as described above under "Compensation Program for Non-Employee Directors."

(1)
Includes 10,507 shares of restricted stock that will vest on February 16, 2018, 5,531 shares of restricted stock that will vest on February 17, 2018, 10,509 shares of restricted stock that will vest on February 16, 2019, 3,158 shares of restricted stock that will vest on February 16, 2020, and 25,967 shares of common stock held directly.

(2)
Includes 20,332 shares of restricted stock that will vest on February 16, 2018, 8,799 shares of restricted stock that will vest on February 17, 2018, 20,330 shares of restricted stock that will vest on February 16, 2019, 4,806 shares of restricted stock that will vest on February 16, 2020, 10 shares of common stock held by his two children, and 189,564 shares of common stock held directly.

(3)
Includes 5,319 shares of restricted stock that will vest on February 16, 2018, 984 shares of restricted stock that will vest on February 17, 2018, 5,319 shares of restricted stock that will vest on February 16, 2019, 1,915 shares of restricted stock that will vest on February 16, 2020, and 42,509 shares of common stock held directly.

(4)
All shares beneficially owned by Mr. Frazier are restricted stock that will vest on February 26, 2019.

(5)
Includes 9,863 shares of common stock held directly, 1,200 shares of common stock held in an individual retirement account, and 4,330 shares of common stock held in a family trust.

(6)
Includes 10,139 shares of restricted stock that will vest on February 16, 2018, 5,531 shares of restricted stock that will vest on February 17, 2018, 10,140 shares of restricted stock that will vest on February 16, 2019, 2,789 shares of restricted stock that will vest on February 16, 2020, and 26,027 shares of common stock held in a revocable living trust of which Mr. LaRue is trustee and both Mr. LaRue and Mr. LaRue's spouse are beneficiaries.

(7)
Includes 22,433 shares of common stock held directly, and 1,000 shares of common stock held in an individual retirement account. The amount for Mr. Piper also includes 50 shares of common stock held by Mr. Piper's spouse, as to which he disclaims beneficial ownership because he does not have voting or dispositive power over the shares.

(8)
Includes 4,108 shares of restricted stock that will vest on February 16, 2018, 2,486 shares of restricted stock that will vest on February 17, 2018, 10,140 shares of restricted stock that will vest on February 16, 2019, 2,789 shares of restricted stock that will vest on February 16, 2020, and 16,479 shares of common stock held directly.

(9)
All shares beneficially owned by Mr. Soran are held directly.

(10)
All shares beneficially owned by Mr. Taylor are held directly.

(11)
All shares beneficially owned by Mr. Volpi are held directly.

(12)
Includes 65,150 shares of restricted stock that will vest on February 16, 2018, 33,044 shares of restricted stock that will vest on February 17, 2018, 69,151 shares of restricted stock that will vest in on February 16, 2019, 17,374 shares of restricted stock that will vest on February 16, 2020, 625,487 shares of common stock held directly, by family members, by family trusts or by an individual retirement account.

Security Ownership

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(g) of the Securities Exchange Act of 1934, the persons known by us to be beneficial owners of more than 5% of our common stock, as of March 15, 2017, were as follows:

Name of Beneficial Owner	Shares of Piper Jaffray Common Stock	Percent of Class
BlackRock, Inc.
55 East 52nd Street New York, NY 10055	1,808,590(1)	11.9%
The Vanguard Group, Inc.
100 Vanguard Blvd. Malvern, PA 19355	1,223,794(2)	8.1%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One Austin, TX 78746	791,774(3)	5.2%

(1)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 17, 2017, by BlackRock, Inc. BlackRock reported sole voting power as to 1,772,339 shares and sole dispositive power as to 1,808,590 shares.

(2)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2017, by The Vanguard Group, Inc. Vanguard reported that it has sole voting power as to 17,475 shares, sole dispositive power as to 1,204,185 shares, and shared dispositive power as to 19,609 shares.

(3)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017, by Dimensional Fund Advisors LP. Dimensional reported sole voting power as to 785,545 shares and sole dispositive power as to 791,774 shares. According to the Schedule 13G/A, Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2016 have been satisfied, with the exception of one report filed late by Jeffrey D. Klinefelter as a result of an administrative oversight which caused his filing in connection with a disposition transaction to be one day late.

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

Transactions with Related Persons

From time to time in the ordinary course of business, Piper Jaffray, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Jaffray or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm's-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Jaffray, such as brokerage, asset management and financial advisory services. Such transactions are made on substantially the same terms and conditions as other similarly-situated clients who are neither directors nor employees.

We engage in ordinary course trading, brokerage and similar transactions with BlackRock, Dimensional Fund Advisors, and The Vanguard Group, all of whom are 5% or greater shareholders of the company. The transactions we conduct with these firms are negotiated on an arms-length basis and contain customary terms and conditions.

From time to time, we permit our employees, including executive officers, and directors who are accredited investors to personally invest in private funds managed by Piper Jaffray or our asset management subsidiaries to support marketing efforts for these funds. To encourage employee participation in these private funds, they may be offered to employees, including executive officers, on a reduced or no management fee basis. No distributions, consisting of profits and other income and/or return of amounts initially invested, exceeded $120,000 from funds managed by Piper Jaffray or our asset management subsidiaries were made to our executive officers or directors during 2016, except for a distribution from our merchant banking fund to Mr. Soran in the amount of $594,456 following a liquidity event achieved by the fund. With respect to registered funds advised or sub-advised by our asset management subsidiaries, executive officers and directors may invest their personal funds in these funds on substantially the same terms and conditions as other similarly-situated investors in these funds who are neither directors nor employees.

In connection with our acquisition of Simmons & Company International, our wholly-owned subsidiary, Piper Jaffray & Co., entered into a consulting agreement with Mr. Frazier pursuant to which Mr. Frazier provided certain consulting services exclusively to our subsidiary from February 26, 2016 through February 26, 2017. Under the consulting agreement, Mr. Frazier was paid $1,200,000, and was reimbursed travel and other reasonable expenses he incurred.

Certain Relationships and Related Transactions

Review and Approval of Transactions with Related Persons

To minimize actual and perceived conflicts of interests, our Board has adopted a written policy governing our company's transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or may have a direct or indirect interest: (a) our executive officers or directors (including nominees), (b) shareholders who own more than 5% of our common stock, (c) immediate family members of any executive officer or director, and (d) the primary business affiliation of any person described in (a), (b) or (c). Unless exempted from the policy, related person transactions must be submitted for review by our Nominating and Governance Committee. The Nominating and Governance Committee considers the available, relevant facts and circumstances and will approve or ratify only those related person transactions that it determines are in, or are not inconsistent with, the best interests of our company and its shareholders. The chairperson of the Nominating and Governance Committee may approve and ratify transactions if it is not practicable to wait until the next committee meeting, but the chairperson is required to report to the committee at its next meeting any approval or ratification pursuant to this delegated authority. The Board also may exercise the powers and duties of the Nominating and Governance Committee under our policy governing related person transactions. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission are exempted from the definition of related person transactions under our policy.

Audit Committee Report

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2016 were audited by Ernst & Young LLP, independent auditor for the company.

As part of its activities, the Committee has:

  1.
  Reviewed and discussed with management and the independent auditor the company's audited financial statements;

  2.
  Discussed with the independent auditor the matters required to be communicated under applicable Public Company Accounting Oversight Board standards; and

  3.
  Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board requirements regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

Management is responsible for the company's system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our Committee's responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Directors of Piper Jaffray Companies the inclusion of the audited consolidated financial statements in Piper Jaffray's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Piper Jaffray Companies
Scott C. Taylor, Chairperson
William R. Fitzgerald
Philip E. Soran

Audit Committee Report

Auditor Fees

Ernst & Young LLP served as our independent auditor for 2016 and 2015. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2016 and 2015, as well as fees for the review of our interim consolidated financial statements for each quarter in 2016 and 2015 and for all other services performed for 2016 and 2015 by Ernst & Young LLP.

	2016	2015
Audit Fees	$1,175,000	$1,092,000
Audit-Related Fees(1)	$309,000	$354,250
Tax Fees	$0	$0
All Other Fees(2)	$333,700	$111,817

Total	$1,817,700	$1,558,067

(1)
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2016 and 2015 included services relating to IRA Keogh agreed-upon procedures, employee benefit plan audits, audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting, or regulatory matters, internal control reviews and assistance with internal control reporting requirements, including the security custody surprise audit count, and the issuance of an independent auditor's report on controls placed in operation and tests of operating effectiveness. The services provided also include audit services provided to consolidated investment funds of our alternative asset management business and certain of our merchant banking funds. In addition to the amounts disclosed in the table above, certain nonconsolidated private investment funds of Advisory Research, Inc., our primary asset management business, engage Ernst & Young LLP to provide audit services for the funds. The total amounts paid by the Advisory Research funds to Ernst & Young for these audit services was $295,430 in 2016 and $233,194 in 2015.

(2)
In 2016 and 2015, we engaged Ernst & Young LLP to provide consulting services related to our risk assessment and risk management program. We paid approximately $104,300 for these services in 2016, and $29,317 in 2015. In 2016, we also engaged Ernst & Young to provide consulting services on our request-for-proposal process in moving to a co-sourced internal audit function, and paid approximately $22,470 for these services. All of these amounts and the services provided were pre-approved by our Audit Committee in accordance with our pre-approval policy (described below) that applies to any non-audit services that Ernst & Young is engaged to provide. In addition, approximately $205,000 of these fees relates to accounting advisory services and $2,500 relates to a subscription fee for online research provided by Ernst & Young LLP.

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee's practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the

Audit Committee Report

annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence. On February 23, 2016, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date, and on December 2, 2016, it pre-approved the consulting services described above related to our risk assessment and management program.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of our Board has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2017. While it is not required to do so, our Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies and our subsidiaries for the year ending December 31, 2017. Proxies will be voted FOR ratification of this selection unless otherwise specified.

PROPOSAL THREE—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of the officers included in this proxy statement, as we have described it in the "Executive Compensation" section. While this vote is advisory and not binding on our company, the Compensation Committee of the Board of Directors will consider the outcome of the vote when making future compensation decisions for our executive officers.

We achieved record adjusted net revenues and adjusted net income in 2016. The strength of our results, led primarily by record revenues in our advisory services and public finance businesses, demonstrates the significant strategic progress that we have made over the past few years through investments in these higher margin businesses, as well as our continued focus on internal development, selective hiring, cost discipline, productivity, and market share gains.

2016 Operating Performance Highlights

Our named executive officers' compensation for 2016 reflects the strong operating results we achieved during the year. The following are some of the key highlights of our 2016 executive compensation program:

Proposal Three: Advisory (Non-Binding) Vote on Executive Compensation

2016 Executive Compensation Program Highlights

  •
  We have designed our compensation programs to be pay-for-performance.

  •
  Annual incentives are directly tied to our pre-tax, pre-profit provision income, a measurement of our profitability.

Pre-Tax, Pre-Profit Provision Income in 2016	Named Executive Officers' Annual Incentives in 2016

  •
  Even though our pre-tax, pre-profit provision income increased in 2016, our named executive officers' annual incentive compensation mostly decreased, reflecting the Compensation Committee's decision to exclude a portion of the additional earnings contributed by Simmons during the year from consideration from the annual incentive compensation for our CEO, CFO, and Global Co-Heads of Investment Banking and Capital Markets to account for the amount of capital that was invested in the business in connection with the acquisition.

  •
  Mr. Duff's annual incentive compensation decreased 3.1%.

  •
  Ms. Schoneman's annual incentive compensation decreased 2.9%.

  •
  Messrs. Abraham's and LaRue's annual incentive compensation decreased 16.0% and 25.8%, respectively.

  •
  Mr. Fairman's annual incentive compensation increased 10.1%, reflecting the strong performance of our public finance business.

Changes Made to Executive Compensation Program

At the May 2016 annual meeting of shareholders, our say-on-pay proposal received the support of approximately 72% of the votes cast. From 2013 through 2015, our say-on-pay proposal had received the support of over 97% of the votes cast. In response to the lower level of shareholder support received in 2016, we sought out meetings with our 25 largest institutional shareholders representing approximately 50% of our outstanding shares as well as one of the largest proxy advisory firms. Our

Proposal Three: Advisory (Non-Binding) Vote on Executive Compensation

CFO, Chief Strategy Officer, Chief Human Capital Officer, and General Counsel participated in these shareholder meetings. The summary below highlights the key changes that our Compensation Committee has made to our executive compensation program as a result of our discussions with shareholders:

Compensation Committee Action		Explanation

1.	Decreased the amount of time- vested restricted compensation and increased long-term PSU awards.	The Committee revised the executive compensation to reduce the amount of annual incentives paid in time-vested restricted compensation and increase the amount of long-term PSU awards. Beginning with compensation for 2017 performance (which will be granted in February 2018), our named executive officers will receive 50% of their restricted compensation in the form of long-term PSU awards that vest only if certain long-term TSR and adjusted ROE targets are achieved.

2.	Revised PSU award performance metrics to include: 1. Adjusted ROE 2. Relative TSR	The Committee revised the February 2017 PSU award to focus on two key metrics: (1) adjusted ROE and (2) relative TSR. Adjusted ROE was selected because increasing profitability and making efficient use of capital are key priorities for our company. Relative TSR was selected because it shows the returns we are providing our shareholders in relation to a broad index of financial services companies.

3.	Capped annual cash incentives for our CEO, CFO, and President.	The Committee implemented a cap on annual incentives that can be paid in cash to our CEO, CFO, and President at three times their base salaries, beginning with incentives paid in February 2017 for 2016 performance.

The Committee's objective in implementing the changes described above was to respond to the feedback it received during the 2016 shareholder engagement process and further strengthen our pay-for-performance philosophy by designing an executive compensation program that incentivizes strong financial performance, attracts and retains the most talented people who are committed to the long-term success of our company, and is supported by our shareholders. The Committee believes the changes it has made will achieve this objective.

The Board of Directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement), is hereby approved.

The Board of Directors recommends that you vote FOR the advisory (non-binding) resolution. Proxies will be voted FOR this resolution unless otherwise specified.

PROPOSAL FOUR—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

We are asking our shareholders to submit an advisory, non-binding vote on how frequently they would like to have an opportunity to cast an advisory vote on the compensation of our named executive officers. We are providing shareholders the option of selecting a frequency of one, two, or three years. Our prior vote on this proposal occurred in 2011. Although this vote is non-binding, the Board and the Compensation Committee values the views of our shareholders and will review the voting results. However, the Board may decide that it is in the best interests of Piper Jaffray and its shareholders to hold an advisory vote more or less frequently than the alternative that has been selected by our shareholders.

The Board believes that conducting an advisory vote on executive compensation on an annual basis is currently appropriate for the company and its shareholders.

The Board of Directors recommends that you vote for "ONE YEAR" as the frequency of future advisory votes on executive compensation. Proxies will be voted for "ONE YEAR" under this resolution unless otherwise specified.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting?

The Board has set March 15, 2017 as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 15, 2017, you are entitled to vote at the meeting. As of the record date, 15,164,753 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 15,164,753 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you have properly and timely submitted your proxy as described below under "How do I submit my proxy?"

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Two executive officers have been designated as proxies for our 2017 annual meeting of shareholders. These executive officers are John W. Geelan and Debbra L. Schoneman.

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?

As permitted by Securities and Exchange Commission rules, we have elected to provide access to our proxy materials over the Internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of

Questions and Answers

our annual meeting. The Notice of Availability contains instructions on how to request a printed set of proxy materials, which we will provide to shareholders upon request at no cost to the requesting shareholder within three business days after receiving the request.

How can I get electronic access to the proxy materials if I don't already receive them via e-mail?

To get electronic access to the proxy materials, you will need your control number, which was provided to you in the Notice of Internet Availability of Proxy Materials or the proxy card included in your printed set of proxy materials. Once you have your control number, you may either go to www.proxyvote.com and enter your control number when prompted, or send an e-mail requesting electronic delivery of the materials to sendmaterial@proxyvote.com.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How do I submit my proxy?"

How do I submit my proxy?

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

  •
  through the Internet using www.proxyvote.com;

  •
  if you request a full set of the proxy materials, you may vote over the telephone by calling a toll-free number; or

  •
  if you receive a paper copy of the proxy card after requesting the proxy materials by mail, you may sign, date and mail the proxy card.

To vote by Internet or telephone, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for shareholders of record. However, if you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Materials from your broker, bank, trust or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.

Questions and Answers

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under "How do I submit my proxy?"

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What if I do not specify how I want my shares voted?

If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the Board of Directors as follows:

  •
  FOR all nine of the nominees for director;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2017;

  •
  FOR the advisory (non-binding) approval of the compensation of our executive officers included in this proxy statement; and

  •
  ONE YEAR for the advisory (non-binding) vote on the frequency of future advisory votes on executive compensation.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be "uninstructed." New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2017, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2017, the rules permit member brokers (other than our broker-dealer subsidiary, Piper Jaffray & Co.) to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or

Questions and Answers

other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a "broker non-vote." For more information regarding the effect of broker non-votes on the outcome of the vote, see below under "How are votes counted?"

Our broker-dealer subsidiary, Piper Jaffray & Co., is a member broker of the New York Stock Exchange and may be a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Jaffray & Co. clients. Because Piper Jaffray & Co. is our affiliate, New York Stock Exchange rules prohibit Piper Jaffray & Co. from voting uninstructed shares even on routine matters. Instead, Piper Jaffray & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

  •
  by submitting a later-dated proxy by Internet or telephone before 11:59 p.m. Eastern Daylight Time on Wednesday, May 10, 2017;

  •
  by submitting a later-dated proxy to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting;

  •
  by sending a written notice of revocation to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting; or

  •
  by voting in person at the meeting.

What vote is required to approve each proposal included in the notice of meeting?

  •
  The nine director nominees who receive the most votes cast at the meeting in person or by proxy will be elected, subject to our majority voting standard in uncontested director elections as further described in the section above titled "Board of Directors and Corporate Governance—Majority Voting Standard and Director Resignation Policy."

  •
  The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

  •
  If the advisory vote on the compensation of our officers included in this proxy statement receives more votes "for" than "against," then it will be deemed to be approved.

  •
  The frequency of the advisory vote on compensation of our officers receiving the highest number of votes (one, two, or three years) by shareholders will be considered the frequency recommended by shareholders.

The advisory votes on the compensation of our officers and the frequency of future say-on-pay votes are not binding on us or the Board, but we will consider the shareholders' advisory input on these matters when establishing compensation for our officers in future years and recommending the frequency of future say-on-pay votes.

Questions and Answers

How are votes counted?

You may either vote "FOR," "AGAINST," or "ABSTAIN" with respect to each director nominee's election. You may vote "FOR," "AGAINST" or "ABSTAIN" on ratification of the election of Ernst & Young LLP as our independent auditor for the year ending December 31, 2017, and the advisory say-on-pay vote. You may vote "ONE YEAR," "TWO YEARS," "THREE YEARS," or "ABSTAIN" on the advisory vote regarding the frequency of future say-on-pay votes. If you properly submit your proxy but abstain from voting on any of the proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under "What if I do not specify how I want my shares voted?"

With respect to the vote on each director nominee, under our bylaws' majority voting standard, each director nominee in an uncontested election will be elected by the vote of a majority of the votes cast with respect to that director's election. For these purposes, a majority of votes cast means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Abstentions, a failure to vote, and broker non-votes will not be counted as votes cast either "for" or "against" a director's election, and will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. With respect to the proposal to approve the advisory say-on-pay vote, if you abstain from voting or if you do not vote your shares or submit voting instructions, this will have no effect on the outcome of the vote. With respect to the advisory vote regarding the frequency of future say-on-pay votes, the option among one year, two years, or three years that receives the highest number of votes cast by shareholders will be deemed to be the frequency selected by shareholders. Abstentions, a failure to vote, or broker non-votes will not affect the outcome of the vote on the matter.

How can I attend the meeting?

All of our shareholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

Piper Jaffray pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,000 plus reimbursement of out-of-pocket expenses. We

Questions and Answers

are soliciting proxies primarily through the distribution of Notices of Internet Availability of Proxy Materials. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

In order for a shareholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2018 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before November 29, 2017. The proposal should be addressed to Piper Jaffray Companies, Attention: John W. Geelan, Secretary, 800 Nicollet Mall, Suite 1000, Mail Stop J12NSH, Minneapolis, Minnesota 55402. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2018 annual meeting, a shareholder's notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than January 11, 2018, and no later than February 10, 2018.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at Piper Jaffray Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 1000, Mail Stop J12NSH, Minneapolis, Minnesota 55402, (612) 303-6336. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

Questions and Answers

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of Piper Jaffray.

John W. Geelan Secretary

Dated: March 29, 2017

Appendix

Reconciliation of U.S. GAAP Financial Performance Figures
to Adjusted Non-GAAP Financial Information

This proxy statement includes several non-GAAP, or "adjusted," financial measures, including adjusted net revenues, adjusted net income, adjusted earnings per diluted common share, and adjusted return on average common shareholders' equity. The corresponding reconciliations of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included below.

These non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation from acquisition-related agreements, (4) restructuring and acquisition integration costs and (5) goodwill impairment charges. For example, our adjusted financial measures from 2016 exclude an $82.9 million non-cash impairment charge during the year to reduce the carrying value of the goodwill associated with our Asset Management segment, as well as the costs of amortization of intangible assets related to acquisitions, restructuring and acquisition integration costs, and acquisition-related compensation costs primarily resulting from our acquisition of Simmons & Company International.

Management believes that presenting these results and measures on an adjusted basis in conjunction with the corresponding U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. These adjusted figures are also used by the Compensation Committee of our Board of Directors when reviewing business and individual executive officer performance, and determining annual incentive compensation. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

Net Revenues:

A reconciliation of adjusted net revenues to U.S. GAAP net revenues (in thousands):

	Twelve Months Ended
	December 31, 2016	December 31, 2015
U.S. GAAP net revenues	$747,349	$672,918
Adjustments:
Revenue related to noncontrolling interests(1)	$(11,070)	$(9,810)
Adjusted net revenues	$736,279	$663,108

(1)
Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

A-1

Net Income:

A reconciliation of adjusted net income to U.S. GAAP net income/(loss) applicable to Piper Jaffray Companies (in thousands):

	Twelve Months Ended
	December 31, 2016	December 31, 2015
U.S. GAAP net income/(loss) applicable to Piper Jaffray Companies	$(21,952)	$52,075
Adjustments:
Compensation from acquisition-related agreements	$23,700	$2,586
Restructuring and integration costs	$7,014	$6,508
Goodwill impairment	$50,901	—
Amortization of intangible assets related to acquisitions	$12,979	$4,681
Adjusted net income	$72,642	$65,850

Earnings Per Diluted Common Share:

A reconciliation of adjusted earnings per diluted common share to U.S. GAAP earnings/(loss) per diluted common share:

	Twelve Months Ended
	December 31, 2016	December 31, 2015
U.S. GAAP earnings/(loss) per diluted common share	$(1.73)	$3.34
Adjustment for loss allocated to participating shares(1)	$0.30	—
Adjustments:
Compensation from acquisition-related agreements	$1.53	$0.17
Restructuring and integration costs	$0.45	$0.42
Goodwill impairment	$3.29	—
Amortization of intangible assets related to acquisitions	$0.84	$0.30
Adjusted earnings per diluted common share	$4.69	$4.22

(1)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. Losses are not allocated to participating shares for periods in which a loss is incurred.

Adjusted Return on Average Common Shareholders' Equity:

Adjusted return on average common shareholders' equity is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity.

A-2

LOCATION OF PIPER JAFFRAY COMPANIES
ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 11, 2017, at 2:00 p.m., Central Time
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402

LaSalle Ave.
8th St. South
9th St. South
Nicollet Mall
Target Center
1st Ave. N.
Hennepin Ave.
Washington Ave.
11th Street N.
12th St. N.
Marquette Ave.
4th Street S.
Nicollet Mall
7th Street S.
5th Ave. S.
8th Street S.
9th Street S.
11th Street S.
12th Street S.
Hubert H. Humphrey Metrodome
Chicago Avenue S.
Minneapolis Convention Center

494
252
694
35W
169
100
35E
394
94
MPLS.
ST. PAUL
5
INT'L AIRPORT

PARKING: Recommended in the U.S. Bancorp Center Public Parking on LaSalle Avenue. The entrance is on LaSalle Avenue between 8th and 9th streets.

FROM THE NORTH:
Take I-94 South/East to 4th Street exit. Continue straight onto 4th Street North. Turn right onto 1st Avenue North. Turn left onto 8th Street North. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

FROM THE SOUTH (AIRPORT):
Take I-494 West from the Minneapolis Airport. Take the I-35 North exit and go north on 1-35 towards DOWNTOWN EXITS. Take the 5th Avenue South exit. Turn left onto 9th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE EAST:
Take I-94 West towards Minneapolis. Take the 11th Street South exit.
Turn slight left to take the 11th Street South ramp. Turn slight left onto 11th Street South. Turn right onto LaSalle. Follow LaSalle Avenue for 2.5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE WEST:
Take I-394 East towards Minneapolis. Take the 12th Street North exit.
Turn slight right onto 12th Street North. Turn left onto Hennepin Avenue. Turn right onto 8th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the meeting. A brokerage statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, May 10, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 800 NICOLLET MALL SUITE 1000 MAIL STOP J12NSH MINNEAPOLIS, MN 55402 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Piper Jaffray Companies in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, May 10, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E24443-P90062 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PIPER JAFFRAY COMPANIES The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Andrew S. Duff 1b. William R. Fitzgerald For Against Abstain ! ! ! 2. Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2017. 1c. Michael E. Frazier 1d. B. Kristine Johnson 3. A n a d v i s o r y ( n o n - b i n d i n g ) v o t e t o a p p ro v e t h e compensation of the officers disclosed in the enclosed proxy statement, or say-on-pay vote. ! 2 Years ! 3 Years ! Abstain 1e. Addison L. Piper 1 Year 1f. Sherry M. Smith The Board of Directors recommends you vote 1 YEAR on the following proposal: ! ! ! ! 4. An advisory (non-binding) vote to recommend the frequency of future say-on-pay votes. 1g. Philip E. Soran 1h. Scott C. Taylor Note: Such other business as may properly come before the meeting or any adjournment thereof. 1i. Michele Volpi For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

ANNUAL MEETING OF SHAREHOLDERS Thursday, May 11, 2017 2:00 p.m. (Central Daylight Time) Piper Jaffray Companies The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, MN 55402 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.piperjaffray.com/proxymaterials. E24444-P90062 PIPER JAFFRAY COMPANIES PROXY FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I appoint John W. Geelan and Debbra L. Schoneman, together and separately, as proxies, to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on May 11, 2017, in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting and they may name others to take their place. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting and they may name others to take their place. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, 1 YEAR under Proposal 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1.1 Address Changes/Comments:

[E-mail notice regarding electronic delivery of proxy materials sent by Broadridge Financial Solutions]

You are receiving this e-mail because you are either an employee-shareholder of Piper Jaffray Companies, with access to company e-mail, or you are a non-employee shareholder who previously elected to receive your proxy card and other proxy materials by electronic delivery.

You will not receive a proxy card or other proxy materials by mail.

Instead, this e-mail contains instructions on how to access the 2016 Annual Report to Shareholders and the 2017 Proxy Statement for Piper Jaffray Companies and how to vote shares via the Internet.

Please read the instructions carefully before proceeding.

This is a NOTIFICATION of the:

Piper Jaffray Companies 2017 Annual Meeting of Shareholders

RECORD DATE: March 15, 2017

MEETING DATE: May 11, 2017

CUSIP NUMBER:

CONTROL NUMBER:

This e-mail represents all shares in the following account(s):

Please review the Piper Jaffray Companies 2016 Annual Report to Shareholders and 2017 Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on, information about the annual meeting and voting, and other information about the company.  You can view the Piper Jaffray Companies 2016 Annual Report to Shareholders and 2017 Proxy Statement and enter your voting instructions at the following site. If your browser supports secure transactions you will be automatically directed to a secure site.

https://www.proxyvote.com/

Note: If your e-mail software supports it, you can simply click on the above link.

The relevant supporting documentations can be found at the following Internet site(s):

Annual Report

https://materials.proxyvote.com/

Notice of Proxy Statement

https://materials.proxyvote.com/

To access ProxyVote.com, you will need your four digit PIN:

• Your PIN is the last four digits of your Social Security number

• If you have forgotten your PIN number, please follow the instructions on https://www.proxyvote.com/

Internet voting is accepted up to 11:59 p.m. (EDT) the day before the meeting.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to https://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to https://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

Questions regarding this communication should be directed to your advisor or the company’s Investor Relations department. For questions specific to the proxyvote.com website, please reply to this email and include the original text and subject line for identification purposes.